UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE PBSJ CORPORATION

(Name of Registrant as Specified In Its Charter)

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Notice of 2008

Annual Meeting

and

Proxy Statement

The PBSJ Corporation

5300 West Cypress Street, Suite 200, Tampa, FL 33607 (813) 282-7275

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 A.M., Eastern Standard Time, on January 19, 2008

PLACE:	Hilton in the Walt Disney World Resort 1751 Hotel Plaza Boulevard Lake Buena Vista, Florida 32830

TERMS OF BUSINESS:	(1) To elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified.

(2) To approve amendments to Article VIII of our bylaws to revise the procedures for the issuance and sale of stock.

(3) To approve amendments to Article VIII of our bylaws to revise the procedures for redemption of stock.

(4) To approve amendments to Article VIII of our bylaws to remove the requirement that any amendment to Article VIII require the vote of at least 50% of shares entitled to vote thereon.

(5) To approve the Amended and Restated The PBSJ Corporation 2008 Employee Stock Ownership and Direct Purchase Plan.

(6) To approve The PBSJ Corporation 2008 Employee Payroll Stock Purchase Plan.

(7) To approve The PBSJ Corporation 2008 Employee Restricted Stock Plan.

(8) To consider any other matters that may properly come before the Annual Meeting.

RECORD DATE:	Holders of PBSJ common stock of record at the close of business on November 30, 2007 are entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting.

By Order of the Board of Directors

Robert J. Paulsen, Secretary Tampa, Florida December __, 2007

Shareholders are cordially invited to attend the Annual Meeting in person. Please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting.

i

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, Florida 33607

PROXY STATEMENT

For Annual Meeting of Shareholders

January 19, 2008

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The PBSJ Corporation, a Florida corporation, for use at our Annual Meeting of Shareholders to be held on January 19, 2008, at 10:30 A.M., Eastern Standard Time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton in the Walt Disney World Resort, 1751 Hotel Plaza Boulevard, Lake Buena Vista, Florida 32830. In this proxy, all references to PBSJ, the Company, we or us refer to The PBSJ Corporation. We intend to mail this proxy statement and accompanying proxy card on or about December 27, 2007, to all Shareholders entitled to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

Q: What is the purpose of the Annual Meeting?	A: At the Annual Meeting, shareholders will elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified, vote to approve amendments to Article VIII of our bylaws to revise the procedures for the issuance, sale and redemption of stock, vote to amend and restate our 2008 Employee Stock Ownership and Direct Purchase Plan, and vote to approve our 2008 Employee Payroll Stock Purchase Plan and our 2008 Employee Restricted Stock Plan.

Q: Who is entitled to vote at the Annual Meeting?	A: Only holders of record of our Class A common stock at the close of business on November 30, 2007, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. No shares of our non-voting Class B common stock were outstanding on the record date. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at a subsequent date if the Annual Meeting was adjourned or postponed.

Q: What are the voting rights of the holders of common stock?	A: Each outstanding share of our Class A common stock will be entitled to one vote on each matter considered at the Annual Meeting.

Q: How is a quorum determined?	A: Holders of a majority of the outstanding shares of common stock entitled to vote must be present, in person or by proxy, at the Annual Meeting to achieve the required quorum for the transaction of business. As of the record date, 6,544,358 shares of common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of common stock representing at least 3,272,180 votes will be required to establish a quorum.

All votes will be tabulated by Wells Fargo Shareowner Services, the inspector of elections appointed for the Annual Meeting, who will separately count affirmative and negative votes, and abstentions. Proxies received but marked as abstentions (or refusals to vote) will be included in the calculation of the number of votes considered to be present at the Annual Meeting. If a quorum is not achieved, holders of the votes present, in person or by proxy, may adjourn the Annual Meeting to another date.

Q: How do I vote?	A: If you complete and sign the accompanying proxy card and return it to Wells Fargo Shareowner Services, it will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may vote in person or deliver your completed proxy card in person.

Shareholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholders. The deadline for voting by telephone or Internet is 11:59 p.m., central daylight time, on January 17, 2008.

Q: Can I revoke my proxy later?	A: Yes. You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)	filing a written notice of revocation with our Corporate Secretary at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, FL 33607);

(2)	filing a properly executed proxy showing a later date in the manner provided in the proxy card; or

(3)

attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke the proxy).

Wells Fargo representatives will be present at the meeting. In order to vote at the meeting, you will need to revoke your earlier proxy, provide identification to the Wells Fargo representative and receive a new ballot.

Q: How does the Board recommend I vote on the proposals?	A: Our Board recommends a vote “FOR” each of the director nominees, “FOR” the approval of amendments to Article VIII of our bylaws to revise the procedures for the issuance, sale and redemption of stock, and “FOR” the proposals amending and restating our Employee Stock Ownership and Direct Purchase Plan and adopting our 2008 Employee Payroll Stock Purchase Plan and our 2008 Employee Restricted Stock Plan.

Q: What happens if I abstain from voting?	A: We will count proxies marked “ABSTAIN” as shares present for the purpose of determining the presence of a quorum. For the election of directors, the approval of amendments to Article VIII of our bylaws to revise the procedures for the issuance, sale and redemption of stock and the approval of proposals amending and restating our 2008 Employee Stock Ownership and Direct Purchase Plan and adopting our 2008 Employee Payroll Stock Purchase Plan and our 2008 Employee Restricted Stock Plan will have the same effect as votes cast “AGAINST” the proposals. With respect only to the proposals to approve amendments to Article VIII of our bylaws, failure to vote shares has the same effect as a vote “AGAINST” the proposal because these proposals require approval of a majority of shares outstanding.

Q: How will my shares be voted if I return a blank proxy card?	A: If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in the manner recommended by the Board and, accordingly, we will count your proxy as a vote “FOR” each of the director nominees named in this proxy statement, “FOR” the approval of amendments to Article VIII of our bylaws to revise the procedures for the issuance, sale and redemption of stock, and “FOR” the proposals amending and restating our Employee Stock Ownership and Direct Purchase Plan and adopting our 2008 Employee Payroll Stock Purchase Plan and our 2008 Employee Restricted Stock Plan.

Q: How will voting on any other business be conducted?	A: Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this proxy statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holders, John B. Zumwalt III and Todd J. Kenner, to vote on those matters at their discretion.

Q: Who will bear the costs of this solicitation?	A: We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone, e-mail, facsimile or personal solicitation by our directors, officers or other regular employees.

Q: How can I find out the results of the voting at the Annual Meeting?	A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the first quarter of fiscal year 2008.

ADDITIONAL INFORMATION

Householding of Proxy Materials	A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please direct your written request to our Corporate Secretary at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, Florida 33607 ) or contact Donald Vrana at (813) 282-7275. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact our Corporate Secretary or Donald Vrana.

Annual Report and Available Information	Our annual report on Form 10-K for the fiscal year ended September 30, 2007 accompanies this proxy statement, but does not constitute a part of the proxy soliciting materials. Additional copies of our annual report on Form 10-K for the fiscal year ended September 30, 2007, including financial statements, but without exhibits, are available without charge to any person whose vote is solicited by this proxy statement upon written request to our Corporate Secretary at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, FL 33607). In addition, copies of our Audit Committee Charter, our Governance Committee Charter, our Compensation Committee Charter, our Nominating Committee Charter, and our Code of Conduct are available without charge upon written request to the above address. Copies also may be obtained without charge through our internal web site.

Electronic Materials	As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. If you want to receive future proxy materials by mail at no cost to you, please send a written request to our corporate secretary at our principal office (5300 West Cypress Street, Suite 200, Tampa, Florida 33607). Even if you do not send a written request to our corporate secretary at this time, you will still have the right to request a free set of proxy materials from our corporate secretary upon receipt of a Notice.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Purpose and Structure	The primary responsibility of the Board is to oversee the affairs of the Company for the benefit of all shareholders.

Board Meetings and Attendance	During our fiscal year 2007, the Board held eleven board meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she served as a director); and (2) the total number of meetings of all the committees authorized by the Board on which he or she served (held during the period that he or she served as a committee member).

It is our policy to invite the members of the Board to attend our annual shareholders meeting. All Board members attended the last shareholder’s meeting.

Board Committees	The Board has standing Audit, Compensation and Nominating Committees and has formed a Governance Committee comprised of directors and employees.

The Audit Committee currently is comprised of three non-management directors, Mr. William Pruitt (Chairman), Mr. Phillip Searcy, and Mr. Frank Stasiowski. Although the Company is not a listed issuer and is not subject to the independence requirements of the New York Stock Exchange (“NYSE”) or any other exchange, our Board has determined that each of these directors is “independent” as defined by the Corporate Governance Guidelines of The New York Stock Exchange (the “NYSE”). The Audit Committee met 14 times during fiscal year 2007. A copy of the Audit Committee Charter is available on our internal website. The primary responsibilities of the Audit Committee include the following:

•	Monitoring the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior;

•	The appointment, compensation, retention and oversight of the work of the independent registered public accountants;

•	Pre-approving all audit and non-audit services provided by the independent registered public accountants;

•	Reviewing and discussing the annual audited financial statements and quarterly unaudited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accounts prior to filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q;

•	Reviewing with senior management the Company’s overall anti-fraud programs and controls;

•	Reviewing the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, including receiving reports from the Chief Ethics and Compliance Officer, and review with management its periodic evaluation of the effectiveness of such programs;

•	Discussing the Company’s policies with respect to risk assessment and risk management, including the risk of fraud and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure; and

•	Serving as a direct line of reporting for the Company’s Internal Audit function.

The Compensation Committee currently is comprised of three non-management directors, Mr. Searcy (Chairman), Mr. Pruitt and Mr. Stasiowski. The committee met 4 times during fiscal year 2007. A copy of the Compensation Committee Charter is available on our internal website. The primary responsibilities of the Compensation Committee include the following:

•	Discharging the Board’s fiduciary responsibilities relating to compensation of the Company’s executives and overseeing and advising the Board on the adoption of policies that govern the Company’s executive compensation and benefit programs;

•	Reviewing and assessing the reasonableness, appropriateness and competitive position of the Company’s executive compensation;

•	Annually issuing a report on executive compensation for inclusion in the Company’s proxy statement; and

•	Commencing in fiscal year 2007, the Compensation Committee also began to review with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in our proxy statements and other filings.

Additional information about the process and procedures of the Executive Compensation Committee is included in the Compensation Discussion and Analysis below.

Nominating Committee currently is comprised of three Board members, Mr. Stasiowski (Chairman), Mr. Searcy, and Mr. Pruitt and may appoint advisors from time to time to assist the Committee. The committee met 6 times during fiscal year 2007. A copy of the Nominating Committee Charter is available on our internal website. The primary responsibilities of the Nominating Committee include the following:

•	Developing a list of not more than three suggested names of potential new executive directors for any open position assigned by the Board of Directors to be filled;

•	Comparing the qualifications of each candidate against approved qualifications for an internal executive director for the board or particular committee for which the nomination is being made to assure that each candidate meets all qualifications;

•	Substantiating with written documentation the qualifications and background of each candidate put forth; and

•	Developing and periodically reviewing and recommending to the Board of Directors appropriate revisions to the nominating process; and

•	Identifying, reviewing, and recommending new candidates for the Board.

The Governance Committee currently is comprised of two directors, Mr. Phillip Searcy (Chairman) and Mr. Todd Kenner, along with five senior employee members. The committee met 11 times during fiscal year 2007. A copy of the Governance Committee Charter is available on our internal website. The primary responsibilities of the Governance Committee include the following:

•	Recommending to the Board all manner of governance principles, policies and practices required to effectively govern the Company;

•	Reviewing established principles, policies and practices on an annual basis and make recommendations to the Board of Directors for appropriate governance changes to keep pace with the Company’s strategic plan(s) and mission;

•	Monitoring compliance with established tenets and guidelines, and periodically review and recommend appropriate revisions; and

•	Establishing and recommending qualifications, skills, and other desired background and selection criteria for members of the Board of Directors.

Director Independence	Our bylaws require us to have at least seven Board Members, with a combination of executive directors and not fewer than three independent directors. Messrs. Pruitt, Searcy and Stasiowski are the independent directors and the Board has determined that each is “independent” as such term is defined in the corporate governance guidelines of the NYSE. In making this determination, the Board considered the transactions between the Company and PSMJ, of which Mr. Stasiowski is a principal and the fact that Mr. Searcy is a former executive with the Company and continues to receive supplemental income payments from the Company. The Board determined that neither of these relationships impaired their independence.

Director Nominees	Our Nominating Committee has a policy of considering candidates for membership to the Board that are recommended by shareholders in the same manner as candidates recommended by members of the Board or senior management.

Any shareholder wishing to recommend a director candidate should submit in writing the candidate’s name, biographical information and business qualifications to Mr. Frank A. Stasiowski, Chairman of the Nominating Committee, c/o Corporate Counsel, The PBSJ Corporation, 5300 West Cypress Street, Suite 200, Tampa, Florida 33607. In accordance with the Nominating Committee Charter, a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board and provide the skills and expertise appropriate to best serve the long-term financial interests of our shareholders. All qualified submissions are reviewed by our Nominating Committee at the next appropriate meeting.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of PBSJ and the long-term interests of shareholders. In conducting this assessment, the Nominating Committee considers integrity, independence, diversity, extent of experience, length of service, number of other board and committee memberships, leadership qualities, the ability to exercise sound judgment and such other factors as it deems appropriate given the current needs of the Board and PBSJ, to maintain a balance of knowledge, experience and capability.

Communications with the Board

Shareholders and other interested parties may communicate directly with any of our senior managers or members of our Board of Directors by writing directly to those individuals at our principal executive office (c/o Chief Ethics and Compliance Officer, 5300 West Cypress Street, Suite 200, Tampa, FL 33607) or

e-mailing boardofdirectors@pbsj.com.

The Chief Ethics and Compliance Officer, or his or her designee, shall promptly review all correspondence and exercise discretion in determining whether to forward to members of the Board correspondence that is inappropriate, such as business solicitations, frivolous communications, and advertising. Directors may at any time request the Company to forward all communications received by PBSJ that are addressed to the Board.

All concerns will be reviewed and addressed by PBSJ’s Chief Ethics and Compliance Officer, or his or her designee, in the same way that other concerns are addressed by the Company. Any concerns relating to accounting, internal accounting controls, or auditing shall be forwarded to the Chair of the Audit Committee. The Audit Committee Chair may direct that certain matters be presented to the Audit Committee or to the full Board and may direct special treatment, including the retention of independent counsel or other advisors, for any concern received by them.

Code of Conduct	On August 14, 2006, the Board approved and adopted The PBSJ Corporation Code of Conduct, Building for the Future: Our Values, Principles, and Standards, as a statement of the Company’s core business ethics and compliance standards and values. These standards contain the Company’s core expectations as to the manner in which directors, officers, and employees will conduct business on behalf of PBSJ and its subsidiaries. All of the Company’s directors, officers, and employees are required to abide by PBSJ’s standards of business ethics and conduct to ensure that we operate in a consistent legal and ethical manner. The full text of the Company’s Code of Conduct is available on our internal website. If we amend our Code of Conduct, then we would post such amendment on our internal website, as required by applicable rules. If the Board grants any waiver of any ethics policy for any director or executive officer, such waiver shall be promptly posted on our internal website.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of any ethics and compliance concerns.

Compensation of Non-Management Directors	The following table sets forth information regarding non-management directors’ compensation in fiscal year 2007.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

Non-Management Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
William D. Pruitt	$127,250	$0	$0	$0	$127,250
Phillip E. Searcy	$121,000	$0	$0	$0	$121,000
Frank A. Stasiowski	$119,250	$0	$0	$0	$119,250

(1)	This column reports the amount of cash compensation earned in fiscal year 2007 for Board and Committee services.

Description of Non-Management Director Compensation	Quarterly Retainer: Cash compensation of $6,250 is payable on the first business day of each quarter that a non-management director serves on the Board. In addition, the Chairman of the Audit Committee receives $1,250 payable on the first business day of each quarter for an aggregate of $5,000 annually. The Chairman of the Governance Committee and the Chairman of the Compensation Committee each receive $750 payable on the first business day of each quarter for an aggregate of $3,000 annually.

Board Attendance Fees: Each non-management director receives $2,000 for each Board meeting attended in person and $1000 for each Board meeting attended by telephone.

Committee Attendance Fees: Committee members receive $1,000 for each Committee meeting attended in person and $750 for each Committee meeting attended by telephone.

Independent Registered Public Accounting Firm’s Fees	The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended September 30, 2007 and September 30, 2006, and fees for other services rendered by Deloitte & Touche LLP during these periods.

	Fiscal Year 2007	Fiscal Year 2006
Audit Fees	$3,491,721	$2,980,246
Audit-Related Fees	—	1,269,666
Tax Fees	—	—
All Other Fees	79,378	178,305
Totals	$3,562,099	$4,428,217

Audit Services Fees. Audit services fees include fees for services rendered in connection with the annual audit of our consolidated financial statements. This category also includes fees for audits provided in connection with the restatement of fiscal year 2004 financial statements and the audit of fiscal year 2005.

Audit-Related Fees. Audit-related fees primarily include fees associated with forensic services related to the investigation of the misappropriation.

Tax Fees. The Company did not incur fees with the principal accountant for tax or tax consultation services.

All Other Fees. All other fees primarily include fees associated with performing benefits consulting for the Company’s health and welfare plans.

Audit Committee Disclosure	All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of those services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Policy on Audit Committee Pre-Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also has delegated the ability to pre-approve audit and permitted non-audit services to the Chairman of the Audit Committee, Mr. Pruitt, provided that any pre-approvals by the Chairman are reported to the Audit Committee at a subsequent Audit Committee meeting.

COMPANY PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

The current terms of office of all of our directors expire at the Annual Meeting. The Board proposes the re-election of the following nominees, all of whom are currently serving as directors, to hold office until the 2009 annual meeting to be held in early 2009 or until their successors are duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares cast for that nominee will be voted for the election of a substitute nominee proposed by the Board.

Nominee and Current Committee Service	Principal Occupation, Business Experience, Other Directorships Held and Age

John B. Zumwalt III	Mr. Zumwalt serves as our Chairman of the Board. He has been an officer and director of The PBSJ Corporation since 1995. He was Chief Operating Officer from 1998 to 2002; President and Chief Executive Officer from 2002 to 2005 and Chairman and Chief Executive Officer since January 2005. Mr. Zumwalt has been employed with the Company since 1973. He is the former President and Director of the Florida Engineering Society, the former President of the Florida Institute of Consulting Engineers and a Founder of the Florida Engineering Leadership Institute. He has been recognized for his outstanding service to the engineering profession and has been awarded the Governor A.W. Gilchrist Award for public service. Mr. Zumwalt also serves on the Board of the Florida Chamber, serves on the Executive Committee of Florida Tax Watch and is also a member of the Florida Council of 100. He has also served as the past chair of the Florida Chamber Foundation and a past board member of Enterprise Florida. Mr. Zumwalt graduated from the University of Rhode Island with a degree in Civil and Environmental Engineering, and he was inducted into the Engineering Hall of Fame at the University of Rhode Island in 2004. He is 56 years old.

Todd J. Kenner (Governance Committee)	Mr. Kenner was appointed President of the PBSJ Corporation’s chief subsidiary, PBS&J, in 2005 and its Chief Operating Officer in 2007. He has been an officer of PBS&J since 1992, when he joined the company through the acquisition of Church Engineering. From October 1992 through January 1998, Mr. Kenner directed the company’s subsidiary activities in the western region of the United States. From January 1998 through January 2005, he served as a Regional Director over the company’s West Region business interests. Mr. Kenner served as the Chief Marketing Officer January 2002 through January 2007. Mr. Kenner received a Bachelor of Science degree in Civil Engineering from the South Dakota School of Mines and Technology in 1983. The university recognized him as Outstanding Recent Graduate in 1994 and awarded him an Honorary Doctorate, Doctor of Public Service degree in 2006. He is a licensed professional engineer in the states of Arizona, California, and Nevada. He is 46 years old.

Robert J. Paulsen	Mr. Paulsen is Vice-Chairman and Secretary of the Board of Directors, and was appointed Chairman of the subsidiary company Post, Buckley, Schuh and Jernigan, Inc. (PBS&J) in January 2007. He previously served as the Chief Operating Officer of PBS&J and as PBS&J’s National Director of Transportation Services. He has been an officer of the Company since 1993 and a Director of the Corporation since 2000. Mr. Paulsen received his bachelor degree in Civil Engineering from Iowa State University in 1974. He is 55 years old.

Nominee and Current Committee Service	Principal Occupation, Business Experience, Other Directorships Held and Age

Wayne J. Overman	Mr. Overman serves as a Senior Vice President of the subsidiary company Post, Buckley, Schuh and Jernigan, Inc. (PBS&J) and a Director of the Corporation since 2007. He has been an officer of the firm since he joined PBS&J through the company’s 1997 acquisition of Espey, Huston & Associates, Inc. (EH&A). Since October 2006, he has served as Deputy Service Director for PBS&J’s Transportation business line. In addition, he serves as the Director of the firm’s Aviation Services. He is a member of the PBS&J Business Operations Committee and the PBS&J Federal Strategy Committee. Mr. Overman is a Past President of the local NSPE chapter and has served in various roles and committee chairs. He is an active member of the Airport Council International-North America Technical Committee, the American Association of Airport Executives, and the American Society of Civil Engineers. He is 53 years old.

William D. Pruitt (Audit, Governance, Nominating and Compensation Committees)	Mr. Pruitt has been a Board Member of The PBSJ Corporation since July 2005, and has been the Chairman of the Company’s Audit Committee since 2003. Mr. Pruitt served as Chairman of the audit committee of KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company until its sale in 2006. He was also Chairman of the Audit Committee for Adjoined Consulting, Inc., a full-service management consulting firm, until it was merged into Kanbay International, a global consulting firm in February 2006. Mr. Pruitt was also the Managing Partner from 1980 to 1999 for Arthur Andersen LLP’s Florida, Caribbean and Venezuela operations. Mr. Pruitt has a Bachelor of Business Administration from the University of Miami and is a Certified Public Accountant (inactive). He is 67 years old.

Phillip E. Searcy (Audit, Governance, Nominating and Compensation Committees)	Mr. Searcy was appointed Director of the Company in July 2005, and has served on the Company’s Audit Committee since 2003. Mr. Searcy had previously been employed by the Company from November 1972 until his retirement in 1996. Throughout his career with the Company, Mr. Searcy served in several key positions including Director of Environmental Services, Chief Operating Officer, Corporate Secretary, and Chairman of the Board, a position he held for a total of nine years. He now serves as Chairman of the Company’s Compensation Committee and the Governance Committee. Mr. Searcy received his Bachelor of Science in Civil Engineering and a Master of Science in Engineering from the University of Florida. He is a past president of the Florida Engineering Society and the Florida Pollution Control Association, and is a past director of the National Society of Professional Engineers. He is a registered professional engineer in Florida and Virginia. He is 73 years old.

Nominee and Current Committee Service	Principal Occupation, Business Experience, Other Directorships Held and Age

Frank A. Stasiowski (Audit, Governance, Nominating and Compensation Committees)	Mr. Stasiowski has been a Director of the Corporation since July 2005 and has served on the Company’s Audit Committee since 2003. He also serves on the Board of Group GSA, LTD., a large architectural services firm in Sydney, Australia and Rodgers Consulting, a land asset improvement consulting firm Germantown, Maryland. He is a former member of the Board of Directors of Austin Veum Robbins Partners (“AVRP”) and DFD/Cornoyer Hedrick Architects. AVRP is an architecture, interior design and engineering firm in San Diego, California and DFD/Cornoyer Hedrick Architects is an architecture firm in Phoenix, Arizona. Mr. Stasiowski is also President, Chief Executive Officer and a founding owner of PSMJ Resources, Inc., a global publishing, education, consulting and trade show company. Mr. Stasiowski is a licensed architect with degrees from the Rhode Island School of Design and a Master degree in Business Administration from Bryant University, and is a Fellow of the American Institute of Architects (FAIA). He is 57 years old.

Approval of each Director Nominee requires the affirmative vote of the holders of a majority of all votes cast, either in person or by proxy, at the annual meeting.

The Board of Directors unanimously recommends a vote in favor of each Director Nominee.

PROPOSAL 2

PROPOSAL TO APPROVE AMENDMENTS TO ARTICLE VIII OF OUR BYLAWS TO

REVISE THE PROCEDURES FOR THE ISSUANCE AND SALE OF STOCK

Section 1 of Article VIII of our current bylaws contains a number of provisions relating to the issuance and sale of our stock that we believe should be updated to more accurately reflect our current practices and our vision going forward. The full text of these proposals is included in Appendix 1 with the changes from the existing provisions marked in Appendix 2. In summary, these proposals include:

•	Requiring that the Board establish a stock ownership plan and that our shares be issued only pursuant to this plan or other employee benefit plans established by the Board;

•	Providing that the Board establish a stock sales/redemption window at least once per year;

•

Clarifying that the only non-employees that may own shares are directors and retired employees whose continued ownership is part of an extended buy-out agreement with us, removing the ability for the spouse and children of employees to own shares and the proviso that at least 95% of the shares must be held by current or retired employees; and

•	Providing that the Board may issue restricted stock and preferred stock in accordance with the stock ownership plan.

The proposed Stock Ownership Plan is described in Proposal 5 below. We believe that this plan, as it may be amended, provides the framework for stock ownership that enhances our “ownership” culture and provides the Board with the necessary flexibility to respond to changes that may affect the issuance and sale of our shares including changes in tax and other laws and regulations. These amendments provide important updates to include our practice of having a yearly stock window and to revise some of the limitations on who may hold our stock. We believe that limitations on the number of shares an employee may purchase are better suited to be included in a plan than in our bylaws. We believe that these amendments will facilitate the operation of the stock window and provide more flexibility in the issuance of equity incentives and equity financing by including preferred stock along with restricted stock as securities that will be subject to the stock ownership plan. If adopted, the provisions would give the board discretion in adopting and administering the stock ownership plan and additional employee benefit plans.

This proposal requires approval by more than 50% of all outstanding shares of common stock at the annual meeting.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 2.

PROPOSAL 3

PROPOSAL TO APPROVE AMENDMENTS TO ARTICLE VIII OF OUR BYLAWS TO

REVISE THE PROCEDURES FOR REDEMPTION OF STOCK

Sections 2-6 of Article VIII of our current bylaws contains a number of provisions relating to the redemption of our stock and to payments for both purchases and redemptions. The full text of these proposals is included in Appendix 1 with the changes from the existing provisions marked in Appendix 2. In summary, these proposals include:

•

Providing that an agreement between us and a retiring or terminating employee with respect to the redemption of the employee’s shares may not conflict with the bylaws and need not be approved by the shareholders;

•	Allowing the board of directors to determine a price for our shares in the event a formal valuation is not available, with such Board determination being conclusive and binding, absent manifest error;

•	Stating that restricted shares shall have no redemption value prior to vesting except upon the death or full disability of the holder thereof, in which case the shares will vest on a pro rata basis;

•

(i) Clarifying that the company may make installment payments with respect to redemptions quarterly, semiannually or annually, (ii) changing the interest that is charged on installments from the prime rate charged by the company’s primary bank to the “applicable benchmark” plus 1% per annum, with “applicable benchmark” defined as (A) the 12-month London InterBank Offered Rate, or (B) any other commonly accepted floating interest rate benchmark adopted by the Audit Committee, (iii) providing a method for determining the interest on such installment payments, (iv) requiring that the obligations be evidenced by a promissory note and (v) providing that if neither the company nor the ESOP purchases shares, purchases by individual shareholders must be paid in cash at the time of purchase;

•	Clarifying that apportionments of funds in connection with redemptions are to be on a pro rata basis; and

•

Clarifying that if the company and the ESOP choose not to exercise their right to redeem or purchase shares, that each shareholder shall have the opportunity to purchase a percentage of the offered shares equal to his or her proportionate share of (A) all outstanding Class A shares and (B) all shares not purchased by other shareholders.

We are faced with the prospect of a number of sizable shareholders retiring in the next few years. We propose these changes in order to provide the board flexibility to structure the redemptions of these retiring shareholders in a manner that decreases the cash flow issues presented. Many of these proposed amendments simply provide clarifications, for instance including directors within the redemption provisions. The amendments allow the board to exercise discretion in negotiating redemption agreements, without the need for shareholder approval, and determining the price for shares in the event a formal appraisal is unavailable. We have on a number of occasions sought and received shareholder approval for such redemption agreements. Retiring employees have been required to postpone retirement in order to obtain shareholder approval of the redemption prior to their retirement. We believe that the time and resources spent to obtain shareholder approval are not necessary to achieve the objectives set forth in the bylaws because of the requirement that such agreements must comply with the provisions of the bylaws.

This proposal requires approval by more than 50% of all outstanding shares of common stock at the annual meeting.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 3

PROPOSAL 4

PROPOSAL TO APPROVE AMENDMENTS TO ARTICLE VIII OF OUR BYLAWS TO

REMOVE THE REQUIREMENT THAT ANY AMENDMENT TO ARTICLE VIII REQUIRE

THE VOTE OF AT LEAST 50% OF SHARES ENTITLED TO VOTE THEREON

We propose to delete the existing Section 7 of Article VIII of our current bylaws that requires that amendments to Articles VIII require the vote of more than 50% of the shares entitled to vote thereon. The full text of the deleted provision is shown in strikethrough in Appendix 2.

If this amendment is approved, the higher vote of more than 50% of the outstanding shares will not be required for any further amendments to Article VIII of the bylaws. Article VIII of the bylaws could then be further amended by either a majority of the total voting power of our voting stock at a shareholder meeting or by the board. In this event, the board of directors may make amendments to the provisions relating to the issuance, sale and redemption of shares without shareholder approval.

This proposal requires approval by more than 50% of the outstanding shares of common stock at the annual meeting.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 4

PROPOSAL 5

PROPOSAL TO APPROVE THE AMENDED AND RESTATED THE PBSJ CORPORATION

2008 EMPLOYEE STOCK OWNERSHIP AND DIRECT PURCHASE PLAN

On December 5, 2007, our Board adopted, subject to shareholder approval, the Amended and Restated The PBSJ Corporation 2008 Employee Stock Ownership and Direct Purchase Plan, which we refer to as the Amended Ownership Plan. The Amended Ownership Plan provides employees of The PBSJ Corporation and its subsidiaries the opportunity to purchase shares of Class A common stock during the annual stock window and provides guidelines for the redemption and valuation of our shares.

The purpose of the Amended Ownership Plan is to further our growth and development by affording an opportunity for stock ownership to our full time and part time regular employees and directors and to promote the culture of employee ownership.

If approved by the shareholders, the Amended Ownership Plan will be effective as of January 19, 2008.

Members of our Board are eligible to participate in the Amended Ownership Plan. The following is a summary of the material provisions of the Amended Ownership Plan, which is attached as Appendix 3 to this proxy statement. You are urged to read the full text of the plan. At the annual meeting, our shareholders will be asked to approve the plan.

What are the material features of the Amended Ownership Plan?

Under the Amended Ownership Plan, a committee appointed by the Board or, if no committee is appointed, the Board may grant stock ownership rights to purchase Class A common stock to full time or part time regular employees and directors of PBSJ and its subsidiaries at a price equal to the fair market value as of end of the most recent fiscal year determined in accordance with the bylaws. These stock ownership rights may be exercised during the specified period, or stock window, which shall occur at least once per year and shall generally expire at the end of the stock window. Each individual may only be granted up to 10,000 stock ownership rights for any stock window. Generally, upon exercise of a stock ownership right and payment of the exercise price for the shares, the individual receives the shares, subject to certain limitations.

Who administers the Amended Ownership Plan?

Our Board may appoint a committee to administer the Amended Ownership Plan or, if no committee is appointed, our Board will act as the committee and administer the plan. The committee will decide how many shares eligible employees may purchase during a stock window and when the stock ownership rights expire.

Who is eligible to participate in the Amended Ownership Plan?

The Amended Ownership Plan provides that stock ownership rights may be granted to full time and part time regular employees and directors of PBSJ and its subsidiaries. As of December 1, 2007, there were approximately 3,629 eligible individuals. For any stock window, no participant may be granted stock ownership rights under the Amended Ownership Plan to purchase more than 10,000 shares of Class A common stock. In addition, no individual may exercise stock ownership rights if as a result of such exercise, the individual would own more than (1) 3% of the total number of shares outstanding as of the end of the most recent fiscal year or (2) 250,000 Shares, whichever is less.

How is a stock ownership right granted and exercised?

Our Board will set the annual stock window and then the committee may provide the employees with a written agreement or an offering circular or prospectus that describes the stock ownership rights available to various eligible employees. The offering circular or prospectus delivered to eligible employees will also set forth the procedures for providing notice of the exercise of stock ownership rights during a stock window and for the payment of the exercise price for the shares. These procedures will include providing written notice of exercise to us, paying the exercise price, and paying any amount required for federal, state, or local income tax withholding as a result of the employee’s exercise of the stock ownership right. The procedures may also include other requirements imposed by the committee from time-to-time. Unless otherwise provided by the committee, the eligible employee shall have no rights related to the shares until full payment has been made.

How is payment for the stock made?

Payment for shares of common stock bought pursuant to the exercise of a stock ownership right may be made in cash or such other means as the committee determines.

When does a stock ownership right expire?

A stock ownership right granted to an eligible employee may not be exercised after the stock ownership right expires. The term of the stock ownership rights shall be determined by the committee, but generally will end at the end of the next stock window or the termination of employment (not including a leave of absence).

What is the maximum amount of shares which may be purchased under the Amended Ownership Plan?

The Plan authorizes the committee to grant up to a total of 3,000,000 stock ownership rights, in the aggregate, for the purchase of common shares. If the exercises of stock ownership rights during a stock window would otherwise require the issuance of more than these 3,000,000 shares, the number of shares available without exceeding this amount will be allocated on a pro rata basis among the participants who validly exercised stock ownership rights during the stock window.

Are the restrictions contained in our articles of incorporation and bylaws applicable to common stock purchased under the Amended Ownership Plan?

Yes. All shares of common stock purchased under the Amended Ownership Plan will be subject to the restrictions on common stock contained in our articles of incorporation and bylaws. These restrictions include (1) restrictions that grant us and then the Trust under the PBSJ Corporation Employee Profit Sharing and Stock Ownership Plan and Trust the right to repurchase shares upon termination of the shareholder’s affiliation with us; (2) restrictions that grant us and then the Trust and then the remaining shareholders a right of first refusal if the shareholder wishes to sell shares and (3) restrictions that define the “fair market value” to be applied in purchases and sales of shares.

Shares held less than six months from date of exercise shall be repurchased by us at the lesser of the exercise price or the current value as established by the bylaws, except if the cause of sale is for death, disability or retirement of the participant. In these cases, the shares shall be repurchased by us at the current value as established by the Bylaws.

How is the new Amended Ownership Plan different from the prior version of the plan?

The Amended Ownership Plan submitted for shareholder approval as part of these proxy materials is similar to the ownership plan previously adopted by the shareholders. The main differences from the existing plan include that the Amended Ownership Plan: (1) provides for administration by a committee appointed by the Board, (2) clarifies that the Board shall set a stock window at least annually, (3) limits the awards to 10,000 per year, (4) prohibits exercise of awards that will cause an eligible employee to exceed 3% or 250,000 shares, (5) has a term of 10 years and a limit of 3,000,000 shares that may be issued pursuant to the exercise of stock ownership rights, and (6) provides that the Board may use Class B common stock and/or a designated series of preferred stock in connection with redemption agreements.

Can we amend or terminate the Amended Ownership Plan?

Our Board may amend or terminate the Amended Ownership Plan at any time. Any amendment or termination of the Amended Ownership Plan will not change the terms of any stock ownership rights outstanding at the time of such amendment or termination unless the participant agrees to such change.

The Amended Ownership Plan will terminate on January 19, 2018. No stock ownership rights will be granted under the Plan after that date. Any stock ownership rights outstanding on January 19, 2018, will remain in effect until the stock ownership rights are exercised or expire.

What happens to stock ownership rights in the event of a corporate reorganization, sale of assets, or change in control?

If we experience a stock split, a stock dividend, a recapitalization, or a similar transaction that changes the number of outstanding shares of common stock without receipt of payment by us, the committee will adjust the number of shares of Class A common stock that may be bought under outstanding stock ownership rights and the exercise price that must be paid to buy shares under outstanding stock ownership rights, in order to reflect the change in the Class A common stock.

What are the benefits to our current executive officers and directors?

We have not yet determined the number of purchase rights which will be received by or allocated to any of our executive officers, our current executive officers, as a group, our directors who are not executive officers, as a group, or employees who are not executive officers, as a group. In addition, because the decision to exercise purchase rights is voluntary and determined by each eligible person in his or her sole discretion, we cannot estimate the dollar amount of these benefits.

What are the provisions for redemption of stock?

Our Board may issue non-voting Class B common stock or any series of preferred stock that has been designated by the Board in exchange for outstanding Class A common stock in connection with the provisions of a redemption agreement. In addition, our Board may provide for the repurchase of shares during the stock window, and determine the terms and conditions of such repurchases.

Approval of the proposed Amended Ownership Plan requires the affirmative vote of the holders of a majority of all votes cast, either in person or by proxy, at the annual meeting.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 5.

PROPOSAL 6

PROPOSAL TO APPROVE THE PBSJ CORPORATION 2008 EMPLOYEE PAYROLL STOCK

PURCHASE PLAN

On December 5, 2007, our Board adopted the PBSJ Corporation 2008 Employee Payroll Stock Purchase Plan, which we refer to as the Stock Purchase Plan, authorizing the issuance of shares of our Class A common stock. The plan becomes effective, following shareholder approval, on the first business day following our 2008 stock window.

The plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Shareholder approval for the plan is required in order to comply with the requirements of Section 423 of the Internal Revenue Code.

The following is a summary of the material provisions of the Stock Purchase Plan, which is attached as Appendix 4 to this proxy statement. You are urged to read the full text of the plan. At the annual meeting, our shareholders will be asked to approve the plan.

What is the purpose of the Stock Purchase Plan?

The purpose of the Stock Purchase Plan is to provide an incentive for our employees, and the employees of our subsidiaries that are designated by our Board as eligible, to purchase our Class A common stock and acquire a proprietary interest in the PBSJ Corporation. Approximately 3,489 of our approximately 3,941 employees as of December 1, 2007 are eligible to participate in the plan.

Who administers the Stock Purchase Plan?

A committee designated by our Board will administer the plan. The plan vests the committee with the authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable for the administration of the plan. However, if no committee is appointed, our board of directors may exercise that authority in lieu of the committee.

Who is eligible to participate in the Stock Purchase Plan?

Employees of the PBSJ Corporation on the effective date who have been employees of us or our subsidiaries for at least three months are eligible to participate in the plan as of that date if they are scheduled to work at least twenty hours per week and more than five months per calendar year. Individuals who meet these criteria after the effective date, become eligible to participate in the plan at the beginning of the next pay period following achieving eligibility. These eligible employees may become participants in the plan by completing an enrollment agreement and filing it with us.

How are purchase rights granted and exercised under the Stock Purchase Plan?

The plan generally is implemented through a series of approximately 12-month-long offering periods, beginning on the business day following the close of a stock window and ending on the last day of the stock window for the following year. The first offering period begins on the first business day following the end of the 2008 stock window and ends on the last day of the 2009 stock window. Shares of our Class A common stock are available for purchase under the plan on the exercise date which is the last day of each offering period. On the first business day of each offering period or a subsequent date that an employee begins to participate, participants are granted the right to purchase shares of our Class A common stock on the exercise date within that offering period.

No participant is eligible for the grant of any purchase right under the plan if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any purchase right that would permit the participant to buy more than $25,000 worth of our common stock, determined at the time the purchase right is granted (as defined under the Internal Revenue Code) , in any calendar year. Finally, no participant may purchase more than 1,000 shares of our common stock on any one exercise date.

How is payment for the stock made?

The enrollment agreements that each participant must submit authorize after-tax payroll deductions from the participants’ compensation during each payroll period. Participants must elect a payroll deduction amount of at least 1%, and up to 10%, of their compensation. A participant may terminate his or her payroll deductions at any time during an offering period before the start of the stock window. Participants may begin payroll deductions at the beginning of any pay period that ends prior to the start of the stock window. All payroll deductions made for a participant are credited to his or her account under the plan and deposited with our general funds.

What is the purchase price under the Stock Purchase Plan?

The exercise price per share at which shares are sold in an offering under the plan will be 90% of the fair market value of our Class A common stock on the last day of the offering period, unless such percentage is changed by the committee. Note that IRS considerations provide that the exercise price must be at least 85% of the fair market value. Participants pay the exercise price through accumulated payroll deductions over the offering period.

How can a participant withdraw from or suspend contributions to the Stock Purchase Plan?

A participant may withdraw from participation in the plan at any time by completing a withdrawal form and delivering it to us. A participant may suspend contributions to the plan at any time prior to the beginning of the applicable stock window by completing a suspension form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the plan.

Generally, a participant’s withdrawal or suspension of contributions is effective after we receive the applicable notice. If we receive notice of withdrawal after the beginning of the applicable stock window, the withdrawal will be effective for the next offering period. Following the effectiveness of the participant’s withdrawal, all purchase rights granted to the participant under the plan, but not yet exercised, automatically terminate, and no further purchases of Class A common stock are made for the participant’s account . We cease making payroll deductions for a participant’s account beginning with the first payroll period that starts after the effectiveness of the participant’s withdrawal, and we refund any accumulated payroll deductions which are not used to purchase stock under the plan. Following the effectiveness of a suspension of contributions, we cease making payroll deductions for a participant’s account and accumulated payroll deduction will remain in the account and be exercised on the last day of the stock window.

After a participant withdraws, suspends contributions or is treated as having withdrawn, the participant is not permitted to participate again in the plan or have payroll deductions resume until the beginning of the next offering period. In order to rejoin the plan, former participants must submit a new enrollment agreement.

Are rights under the Stock Purchase Plan transferable?

No plan contributions or purchase rights granted under the plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the plan. During the lifetime of a participant, a purchase right is exercisable only by the participant. A participant does not have any interest or voting rights in shares covered by his or her purchase right until the purchase right has been exercised.

How is the Stock Purchase Plan amended or terminated?

The plan will terminate following the last exercise date before the 10th anniversary of the effective date, or if sooner, on the date on which all shares reserved for issuance under the plan have been sold. Additionally, our Board may terminate the plan earlier. The Board or the committee may amend the plan at any time without shareholder approval. However, no amendment may change any purchase right in a way that adversely affects the rights of the holder of the purchase right without the holder’s consent and no amendment may in any way cause rights issued under the plan to fail to meet the requirements for employee stock purchase plans under Section 423 of the Internal Revenue Code.

What is the maximum amount of shares that may be purchased under the Stock Purchase Plan?

500,000 shares of our Class A common stock are reserved for issuance over the term of the plan. If any purchase right granted under the plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that purchase right will again be available for issuance under the plan.

Are the restrictions contained in our articles of incorporation and bylaws applicable to common stock purchased under the Stock Purchase Plan?

Yes. All shares of common stock purchased under the Stock Purchase Plan will be subject to the restrictions on common stock contained in our articles of incorporation and bylaws. These restrictions include (1) restrictions that grant us and then the Trust under the PBSJ Corporation Employee Profit Sharing and Stock Ownership Plan and Trust the right to repurchase shares upon termination of the shareholder’s affiliation with us; (2) restrictions that grant us and then the Trust and then the remaining shareholders a right of first refusal if the shareholder wishes to sell shares and (3) restrictions that define the “fair market value” to be applied in purchases and sales of shares.

What happens to purchase rights in the event of a corporate reorganization, sale of assets, or change in control?

The plan provides for adjustment of the number of shares for which purchase rights may be granted, the number of shares subject to outstanding purchase rights and the exercise price of outstanding purchase rights in the event of any increase or decrease in the number of issued and outstanding shares of our Class A common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

Under circumstances of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless the committee determines otherwise. In the event of a merger or a sale of all or substantially all of our assets, each purchase right under the plan will be assumed or an equivalent purchase right will be substituted by the successor corporation, unless the committee accelerates the date on which the purchase rights may be exercised.

What are the benefits to our current executive officers and directors?

We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees who are not executive officers, as a group, because participation in the plan and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the plan will not result in any new benefits to our directors who are not executive officers, as a group, because those persons are not eligible to participate in the plan.

What are the federal income tax effects of the Stock Purchase Plan?

Purchase rights granted under the plan are intended to qualify for favorable federal income tax treatment to our employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis. A participant would not realize a capital gain or capital loss on Class A common stock purchased under the plan until the participant sells his or her shares of Class A common stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period when the shares were acquired, and more than one year after the shares were purchased, the participant would recognize as ordinary income the lesser of (i) the excess of the fair market value of the shares on the date of sale over the price paid, or (ii) the discount of the fair market value of the shares at the beginning of the offering period. Additionally, the participant would recognize a long-term capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus any amount taxed as ordinary compensation income.

If a participant disposes of shares within two years of the date of the beginning of the offering period during which the shares were purchased, or within one year after the shares were purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus the amount taxed as ordinary compensation income. If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss.

We do not receive an income tax deduction upon either the grant of the purchase right or a participant’s exercise of the purchase right, but generally do receive a deduction equal to the ordinary compensation income that the participant is required to recognize as a result of the disposition of the shares if the participant disposes of the shares within two years of the date of the beginning of the offering period when the shares were acquired, or within one year after the shares are purchased.

Approval of the proposed Stock Purchase Plan requires the affirmative vote of the holders of a majority of all votes cast, either in person or by proxy, at the annual meeting.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 6.

PROPOSAL 7

PROPOSAL TO APPROVE THE PBSJ CORPORATION 2008 EMPLOYEE RESTRICTED

STOCK PLAN

On December 5, 2007, the Board adopted and approved a new 2008 Employee Restricted Stock Plan, which we refer to as the Restricted Stock Plan, and recommended that it be submitted to our shareholders for their approval at the next annual meeting.

The terms of the Restricted Stock Plan provide for grants of restricted stock. The effective date of the Restricted Stock Plan is January 19, 2008. As of the date of this proxy statement, no awards have been granted under the Restricted Stock Plan.

The following is a summary of the material provisions of the Restricted Stock Plan, which is attached as Appendix 5 to this proxy statement. You are urged to read the full text of the plan. At the annual meeting, our shareholders will be asked to approve the plan.

What is the purpose of the Restricted Stock Plan?

The purpose of the Restricted Stock Plan is to provide a means for us and our subsidiaries to attract personnel to provide services to us and our subsidiaries, as well as, to provide a means for those persons to acquire, maintain and increase stock ownership, thereby strengthening their commitment to the welfare of our company and its subsidiaries. A further purpose of the Restricted Stock Plan is to provide participants with additional incentives to expend their maximum efforts for the growth of our company and the creation of shareholder value.

How many shares are available for awards under the Restricted Stock Plan?

The total number of shares of our Class A common stock that may be subject to the granting of awards under the Restricted Stock Plan at any time shall be equal to 1,500,000. This limit shall be increased by the number of shares with respect to which awards previously granted under the Restricted Stock Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered or withheld upon exercise of an award, to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company that we or a subsidiary acquire, or with which we or any subsidiary combines, do not reduce the limit on grants of Awards under the Restricted Stock Plan.

Who administers the Restricted Stock Plan?

Our Board may appoint a committee that will administer the Restricted Stock Plan; provided that with respect to participants who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, the plan shall be administered by the Compensation Committee of our Board. Subject to the terms of the Restricted Stock Plan, the committee is authorized to select eligible persons to receive awards, determine the number of awards to be granted and the number of shares of our Class A common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Restricted Stock Plan and make all other determinations that may be necessary or advisable for the administration of the Restricted Stock Plan.

How is the Restricted Stock Plan administered?

The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our Class A common stock or other property to be distributed will be withheld to satisfy withholding and other tax obligations.

Awards under the Restricted Stock Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the Restricted Stock Plan awards or under our other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Who is eligible to participate in the Restricted Stock Plan?

The persons eligible to receive awards under the Restricted Stock Plan are the officers, directors and employees of us and our subsidiaries. An employee on leave of absence may be considered as still in our employ or in the employ of a subsidiary for purposes of eligibility for participation in the Restricted Stock Plan. Approximately 3,629 of our approximately 3,941 employees as of December 1, 2007 are eligible to participate in the plan.

How is restricted stock granted under the Restricted Stock Plan?

The committee is authorized to grant restricted stock. Restricted stock is a grant of shares of our Class A common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock under this plan will not have voting rights until the stock has vested but generally otherwise has all of the rights of a shareholder of our company, unless otherwise determined by the committee. Note that existing shares of restricted stock do have the right to vote prior to vesting.

Are rights under the Restricted Stock Plan transferable?

Awards granted under the Restricted Stock Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death.

What happens to restricted stock in the event of a corporate reorganization, sale of assets, change in control or other recapitalization transactions?

The Committee may, in its discretion, accelerate the lapsing of restrictions or the expiration of vesting periods of any award, and such accelerated lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a change in control.

For purposes of the Restricted Stock Plan, a change in control will be deemed to occur upon the earliest of the following:

1)	The acquisition by any person of a controlling interest which is defined as beneficial ownership of more than 50% of either (A) the then outstanding shares of our common stock or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors. The following acquisitions shall not constitute or result in a change of control: (w) any acquisition directly from us; (x) any acquisition by us; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any of our subsidiaries; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

2)	During any period of two consecutive years beginning with the effective date of the plan, individuals who constitute our board of directors on the effective date of the plan, or the Incumbent Board, cease for any reason to constitute at least a majority of our board of directors; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors; or

3)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity by us or any of our subsidiaries, which we refer to as a Business Combination, in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our then outstanding common stock and the combined voting power of our then outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns PBSJ or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of our then outstanding common stock and the combined voting power of our then outstanding voting securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of ours or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board, providing for such Business Combination; or

4)	Approval by our shareholders of a complete liquidation or dissolution of PBSJ.

The committee also is authorized to adjust the limitations to awards and is authorized to adjust affected terms of outstanding awards in the event certain transactions occur, including a dividend or other distribution (whether in cash, shares of our stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our Class A common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Are the restrictions contained in our articles of incorporation and bylaws applicable to common stock issued under the Restricted Stock Plan?

Yes. All shares of common stock issued as restricted stock under the Restricted Stock Plan will be subject to the restrictions on common stock contained in our articles of incorporation and bylaws. These restrictions include (1) restrictions that grant us and then the Trust under the PBSJ Corporation Employee Profit Sharing and Stock Ownership Plan and Trust the right to repurchase shares upon termination of the shareholder’s affiliation with us; (2) restrictions that grant us and then the Trust and then the remaining shareholders a right of first refusal if the shareholder wishes to sell shares and (3) restrictions that define the “fair market value” to be applied in purchases and sales of shares.

How is the Restricted Stock Plan amended or terminated?

Our Board may amend, alter, suspend, discontinue or terminate the Restricted Stock Plan or the committee’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation. Thus, shareholder approval may not necessarily be required for every amendment to the Restricted Stock Plan which might increase the cost of the Restricted Stock Plan or alter the eligibility of persons to receive awards. Our Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

Unless earlier terminated by our Board of Directors, the Restricted Stock Plan will terminate at the earlier of (1) the date when no shares of our Class A common stock remain available for issuance under the Restricted Stock Plan and (2) the tenth anniversary of the effective date. Any awards outstanding upon termination will remain in effect until they have expired or terminated in accordance with their terms.

What are the benefits to our current executive officers and directors?

We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, our directors who are not executive officers, as a group, or employees who are not executive officers, as a group, because we have not yet determined the identity or number of awards to be granted in any fiscal year under the Restricted Stock Plan.

What are the federal income tax consequences of awards under the Restricted Stock Plan?

The Restricted Stock Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Restricted Stock

Generally, the recipient of a restricted stock award will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over the amount, if any, paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as restricted stock will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as restricted stock under the Restricted Stock Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Approval of the proposed Restricted Stock Plan requires the affirmative vote of the holders of a majority of all votes cast, either in person or by proxy, at the annual meeting.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 7.

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 20071

Audit Committee Report	The Audit Committee has responsibility, under delegated authority from the Board, for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is composed of independent directors and acts under a written charter adopted and approved by the Board on September 6, 2007. A copy of the Audit Committee Charter is available on our internal website. The Board has determined that Mr. Pruitt is an audit committee financial expert as defined by the rules of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including developing, maintaining and monitoring our systems of internal controls over financial reporting. Our independent registered public accounting firm, Deloitte & Touche LLP is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•      reviewed and discussed with management our audited financial statements included in our 2007 Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the adequacy and clarity of disclosures in our financial statements;

•      reviewed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability of our accounting principles and such other matters as our independent registered public accounting firm are required to discuss with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, “Communications with Audit Committees;”

•      received from our independent registered public accounting firm the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with our independent registered public accounting firm their independence;

• discussed with our independent registered public accounting firm the overall scope and plans for their respective audits;

• met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting; and

• considered whether the provision by our independent registered public accounting firm of non-audit services is compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be approved and included in our Annual Report on Form 10-K for the year ended September 30, 2007 filed with the SEC, and the Board approved the foregoing.

Respectfully Submitted, THE AUDIT COMMITTEE

William D. Pruitt, Chairman Phillip E. Searcy Frank A. Stasiowski

[1]

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Class A common stock as of November 30, 2007 by: (1) each director; (2) each of the executive officers listed on the “Summary Compensation” table (the “Named Executives”); (3) all of our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock. The applicable address for each of our directors and executive officers is c/o The PBSJ Corporation, 5300 West Cypress Street, Suite 200, Tampa, FL 33607.

	Class A Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percentage
The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust	3,327,.457	50,84%
Todd J. Kenner (2)	113,209	1.73%
Robert J. Paulsen (3)	139,889	2.14%
William D. Pruitt	10,000	*
Phillip E. Searcy	10,000	*
Wayne J. Overman (4)	26,173	*
Frank A. Stasiowski	10,000	*
John B. Zumwalt III (5)	186,215	2.85%
Donald J. Vrana (6)	8,771	*
Max D. Crumit (7)	51,709	*
All executive officers and directors as a group (13 persons) (8)	598,905	9.15%
*	Less than one percent.
(1)	As of November 30, 2007, there were 6,544,358 shares of our common stock outstanding.
(2)	Includes 15,280 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 19,080 shares of non-vested restricted stock.
(3)	Includes 28,189 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 13,080 shares of non-vested restricted stock.
(4)	Includes 5,374 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 1,850 shares non-vested restricted stock,
(5)	Includes 95,982 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 30,000 shares of non-vested restricted stock.
(6)	Includes 271 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 3,000 shares of non-vested restricted stock.
(7)	Includes 12,537 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 14,173 shares of non-vested restricted stock.
(8)	Includes 164,770 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 87,049 shares of non-vested restricted stock.

The following information is provided as of September 30, 2007 with respect to compensation plans pursuant to which the Company may grant equity awards to eligible persons. See Notes 8, 9 and 10 to the Consolidated Financial Statements, contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007, for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	—	$ —		(1)
Equity compensation plans not approved by security holders(2)	—	$ —	132,659	(2)

Total	—	$ —	132,659

(1)

The equity compensation plans approved by security holders includes the Stock Ownership Plan pursuant to which our employees are given the opportunity to purchase stock during a stock window. The number of shares available pursuant to this plan is not specified.

(2)

The equity compensation plans not approved by security holders include the Key Employee Retention Program of the Key Employee Supplemental Option Plan, pursuant to which the Company has agreements (subject to affirmation by the Board) to issue approximately 57,000 shares and a restricted stock plan under which the Board approved the issue of restricted shares of up to 2% of outstanding common stock in any year with no more than 10% of outstanding being restricted stock. As of September 30, 2007, 75,659 restricted shares were available for issuance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file for review. Based on this review, we believe that during the 2007 fiscal year, there was no failure by any such person to timely file a report under Section 16(a) of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

FOR FISCAL YEAR 20071

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted,

THE COMPENSATION COMMITTEE

Phillip E. Searcy, Chairman

William D. Pruitt

Frank A. Stasiowski

[1]

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

EXECUTIVE COMPENSATION COMPENSATION

DISCLOSURE AND ANALYSIS

General Statement of Compensation Philosophy

The PBSJ CORPORATION adheres to a compensation philosophy wherein compensation is contingent upon an individual’s successful performance of primary duties and responsibilities within the context of his/her job; employees are expected to demonstrate the highest degree of personal integrity and ethics, and to exhibit the highest levels of professional competence in the execution of those duties and responsibilities.

Whereas historically the Company has adopted a philosophy whereby an individual’s annual compensation is competitive but conservative as compared to industry peers, with performance-based incentives contributing to a significant portion of an executive’s annual total compensation, it became apparent that such a philosophy failed to compensate at a level that maximized the company’s ability to recruit and retain the top talent in senior leadership positions. As such, the Company has adopted a philosophy whereby executives are to be compensated between the 50th and 75th percentile of market ranges for each respective position based on analyses of industry benchmark data, with the potential for escalating incentive bonuses for exceedingly superior performance.

Components of Executive Compensation

Compensation of the Company’s Named Executives can include the following:

Base Salary: Salary is typically the largest component of executive compensation. Efforts are being made to ensure that our executives are paid competitively (with target salary ranging between the 50th and 75th percentile of industry benchmarks) by way of our executive compensation process. Annually, salaries for the CEO, CFO, and the three next most-highly compensated executives of the company are reviewed and adjusted by the PBSJ Corporate Compensation Committee, a committee composed of three independent Directors of the firm.

Incentive Bonus: Executive incentive bonuses are determined by the PBSJ Corporate Compensation Committee in November or December of each year. Bonuses are based on a review of the executive’s performance (as defined and rated based on the individual’s performance scorecard).

Key Employee Supplemental Option Plan (KESOP): The KESOP is a non-qualified deferred compensation program for the benefit of executives and key management positions and is divided into two levels:

1.	Tier 1 (KERP), wherein the Company awards restricted stock in the amount of 5% of an executive’s or senior manager’s salary annually.
2.	Tier 2 (KESIP), wherein the Company funds a 10-year to 15-year annuity at an annual rate between $15K and $100K as defined by the employee’s position in the Company. Most of our Named Executives participate in this Tier 2.

PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust: This Plan is an Employee Stock Ownership Plan with a 401(k) feature. The company funds the 401(k) at its discretion, typically matching 50% of employee contributions up to a maximum of 6% of an employee’s salary. The employer contributions are vested on a five-year vesting schedule in which an employee vests 20% of employer contributions for each year of service up until full vesting at five years of service. In addition, the Company may make additional annual contributions contingent upon the financial performance of the Company. Named Executives receive no additional benefits above and beyond other fulltime employees.

Restricted Stock: In some instances, the Company may award an individual employee with a defined amount of restricted stock, typically as a retention tool or as a signing bonus upon employment. The Company’s board has reserved shares of common stock for this purpose and as of September 30, 2007, 75,659 shares of common stock were reserved for issuance as restricted stock. This stock is awarded at the current stock value but does not vest until the defined terms of the restriction are met.

Benefits: PBSJ Corporation provides all of its fulltime employees with health benefits. Executives benefit at the same levels and rates as all fulltime employees; the amount of company benefit is defined annually.

PTO Cash-in: The Company administers a “PTO Cash-In” Program, wherein employees have the opportunity to “sell” unused PTO (Paid Time Off) back to the company at their current hourly rate (as defined by annual salary/2080 for exempt employees). This benefit is available for a two-week period in November of each year and is subject to a maximum number of hours to be cashed in and a minimum number of hours to be carried over to the following year.

Car Allowance: Executives and key management are typically provided a car allowance, which may be used toward the cost of car ownership, including leases/loans, insurance, and maintenance. In some instances, certain executives are allowed usage of a company leased vehicle in lieu of receiving a car allowance.

Club Fees and Dues: In some instances, the Company may fund club fees or membership dues for clubs for the personal, business and/or private use of an executive.

Frequency of Executive Compensation Review

Executive compensation is to be reviewed at least once annually in the months of November or December by the Compensation Committee. This review includes a thorough analysis of total compensation and all of its individual components, as well as a comparative analysis of executive compensation as compared to industry peers.

Any recommended or proposed off-calendar alterations to an executive’s compensation by the Board must be reviewed and approved in advance by the Compensation Committee.

Determination of Executive Salary

The salary review process for executives mirrors that of the company staff as a whole. Generally, executive salaries rise modestly and typically within the benchmarked range prescribed by the salary increase budget, unless more aggressive increases are deemed necessary to keep pace with escalating market salaries. The Company has adopted a philosophy whereby executives are to be compensated between the 50th and 75th percentile of market ranges for each respective position based on analyses of industry benchmark data.

Based on the results of this process, the Compensation Committee makes executive salary adjustments to be effective on the first day of the first pay period in January of the coming year.

Determination of Incentive Bonus

The Company has adopted and maintained a principled approach to profit distribution throughout the firm. The firm has committed itself to a basic formula where income after taxes is split between special programs (which includes ESOP/PBSJ Trust and incentive plan) and retained earnings. Of the pool earmarked for special programs, the firm generally funds the 401(K) and ESOP/PBSJ Trust, with the remaining funds being allocated for PBSJ bonus programs.

With the understanding that there may be some subjective consideration that may cause the calculation of the executive bonus pool to vary from year to year, the procedure used to determine the size of the pool must be submitted to and approved by the Compensation Committee prior to finalization. Furthermore, the Committee is under no obligation to use the entire pool of money allocated for executive bonuses.

The Compensation Committee reviews each executive individually and determines the appropriate bonus, taking into account individual and financial performance (as evaluated against his/her respective performance scorecard and budget), general contributions to overall firm performance, industry benchmarks as a test of reasonableness and competitiveness, and the recommendations made by the Chairman of the Board. Based on the results of this analysis, the Compensation Committee determines the amount of executive bonuses to be paid in concert with non-executive incentive awards in the middle of December.

Delegation of Limited Authority to the CEO and President for Equity Awards under the Restricted Stock Guidelines

The Board has delegated to the Compensation Committee the authority and responsibility for approving all awards of equity to our executives and other participants under the Restricted Stock Guidelines. The Compensation Committee in turn has chosen to delegate limited authority to our CEO and President to grant equity awards under the Restricted Stock Guidelines to eligible participants other than Named Executives. The purpose of this delegation is to facilitate the timely grant of restricted stock awards to non-Named Executives, particularly new employees and promoted employees, in interim periods between scheduled meetings of the Compensation Committee.

Total Compensation Review for 2007

The Committee reviewed a thorough analysis of industry benchmarks for executive compensation in peer firms within the industry and comparable companies outside the industry. This analysis focused primarily on total cash compensation (salary and bonus) due to the limited availability of information, but the review of the PBSJ executives extended to a review of total compensation, including total cash compensation, as well as all other forms of short-term and long-term compensation including restricted stock grants, health benefits, auto-allowance, PTO Cash-in, and club dues. The Committee also reviewed the fiscal year 2007 Performance Evaluations for the Named Executives and compiled performance data from multiple sources for Mr. Zumwalt, asking Mr. Kenner, Mr. Paulsen, and all three non-employee directors to evaluate the performance of the Chairman. In addition, the Committee also reviewed fiscal year 2007 financial performance data (actual versus budget) as an additional performance metric.

Base Salary

The Committee observed that compensation levels for both the Chairman and President were somewhat conservative as compared to industry data, but within 16% and 4% (respectively) of the median benchmark (market) values. Mr. Paulsen and Mr. Vrana were both compensated at levels above the median industry benchmarks, placing them more competitively among our peer firms than Mr. Zumwalt and Mr. Kenner. Adjustments are aimed at better aligning executive salaries with our industry peers.

However, the Committee acknowledges that the reviewed executives are generally under-compensated when comparing them against total compensation metrics from various industry sources.

The 2008 salary adjustments are presented in the table below. The compensation practices of the company were reviewed and applied to the deliberations for salary increases so the executives would basically be in line with the rest of the company.

These adjustments are reflective of the current published compensation philosophy which calls for conservative compensation of executives (and employees, in general). We envision redrafting the PBSJ compensation philosophy to reflect the increasing complexity of the labor market and the dramatic escalation of executive salaries within the market, thus providing the Committee with the ability to better address these inequities in the future and recommend more aggressive salaries to ensure the competitiveness of executive compensation. Mr. Kenner’s exemplary fiscal year 2007 performance merits particular attention. Mr. Vrana’s continued high performance, coupled with the market pressures for qualified CFO’s justify his adjustment.

Name	Title	Prior Base Salary	Revised Base Salary as of January 2008	Percent Change
John B. Zumwalt III	Chairman of the Board and Chief Executive Officer	$ 325,000	$ 345,000	+6.2%
Donald J. Vrana	SVP & Chief Financial Officer	$ 265,000	$ 285,000	+7.5%
Todd J. Kenner	President and PBS&J Chief Operating Officer	$ 300,000	$ 325,000	+8.3%
Robert J. Paulsen	Secretary and PBS&J Chairman of the Board	$ 250,000	$ 260,000	+4.0%
Max D. Crumit	PBS&J National Service Director Transportation	$ 230,000	$ 250,000	+8.7%

Incentive Bonus Plan

The Committee was deliberate in its efforts to align executive bonuses with those of non-executive employees. Noting an overall decrease of greater than 20% in plan funding, the bonus amounts generally reduce total prior year bonuses for Named Executives by 25%. For fiscal year 2006, certain Named Executives were awarded a supplemental incentive (included in the amounts shown below) to recognize superb leadership throughout the firm’s recovery from the embezzlement investigation and resulting audits.

Name	Title	FY 06 Incentive	FY 07 Incentive	Percent Change
John B. Zumwalt III	Chairman of the Board and Chief Executive Officer	$ 200,000	$ 150,000	-25.0%
Donald J. Vrana	SVP & Chief Financial Officer	$ 150,000	$ 115,000	-23.3%
Todd J. Kenner	President and PBS&J Chief Operating Officer	$ 175,000	$ 150,000	-14.3%
Robert J. Paulsen	Secretary and PBS&J Chairman of the Board	$ 120,000	$ 80,000	-33.3%
Max D. Crumit	PBS&J National Service Director Transportation	$ 150,000	$ 100,000	-33.3%

Severance and Change in Control Provisions

We have entered into an agreement with one of our Named Executives that contains severance and change-in-control provisions, the terms of which are described below in the section entitled “Potential Payment Upon Termination or Change-in-Control.” In this instance, we believe severance is appropriate in order to allow us to attract and retain the services of this executive.

Perquisites and Other Employee Benefits

We generally provide few and modest perquisites to our Named Executives, all of which are intended to minimize distractions, improve job efficiency and allow the Named Executives to concentrate on our business. An item is not a perk if it is integrally and directly related to the performance of the executive’s duties. The perquisites awarded to Named Executives have been quantified in the “Summary Compensation” table and are identified in the footnotes to the table.

All of our Named Executives are eligible to receive standard benefits such as medical, dental, vision, disability and life insurance and participation in our 401(k) plan and employee stock ownership plan. These benefits are available to all of our salaried employees and do not discriminate in favor of Named Executives.

SUMMARY OF COMPENSATION

The following table sets forth information regarding salary, bonus, equity awards and other benefits paid for services rendered to The PBSJ Corporation by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (collectively the “Named Executives”) for the fiscal years ended September 30, 2007 and 2006.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
John B. Zumwalt III Chairman of the Board and Chief Executive Officer	2007 2006	$318,750 $295,000	$150,000 $200,000	$12,603 $25,200	$0 $0	$0 $0	$36,362 $32,785	$35,206(6) $35,145(7)	$552,921 $588,130
Donald J. Vrana Senior Vice President and Chief Financial Officer	2007 2006	$261,250 $229,167	$115,000 $200,000(9)	$36,900 $56,513	$0 $0	$0 $0	$0 $0	$75,835(8) $53,616(10)	$488,985 $539,296
Todd J. Kenner President and PBS&J Chief Operating Officer	2007 2006	$295,000 $272,500	$150,000 $175,000	$10,051 $10,051	$0 $0	$0 $0	$15,466 $41,835	$33,310(11) $175,142(12)	$503,827 $674,528
Robert J. Paulsen Secretary and PBS&J Chairman of the Board	2007 2006	$255,385 $270,000	$80,000 $270,000	$3,559 $3,559	$0 $0	$0 $0	$33,708 $30,662	$28,309(13) $29,989(14)	$400,961 $454,210
Max D. Crumit PBS&J National Service Director - Transportation	2007	$227,500	$100,000	$10,661	$0	$0	$3,882	$41,174(15)	$383,217

(1)	Reflects base salary paid for the applicable fiscal year and the base salary increases effective each January.
(2)

Reflects cash awards to the Named Executives under our 2007 Bonus Plan, which is discussed in further detail under the heading, “Executive Compensation — Compensation Discussion and Analysis — Incentive Bonus Plan.”

(3)

Represents the dollar amount recognized for financial reporting purposes with respect to our 2007 fiscal year for the fair value of restricted stock awarded in 2007 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to our note entitled “Stockholder’s Equity” in our Form 10-K for the respective fiscal years. See the “Grants of Plan-Based Awards In Fiscal Year 2007” table for further information on all restricted stock awards issued in 2007. These amounts reflect our accounting expense for restricted stock awards, and do not correspond to the actual values that may be realized by the Named Executives.

(4)

Represents the annual change in the pension value in 2007. For additional information on the valuation assumptions used to calculate the pension value, refer to the table entitled “Pension Benefits” as well as our note entitled “Retirement Plans” in our Form 10-K for our fiscal year ended September 30, 2007.

(5)	Calculated based on the aggregate incremental cost to PBSJ to provide these benefits.
(6)

Consists of $9,454 for leased automobile expense, paid time-off cash-in $12,500, membership dues $4,622, health and welfare benefits expense $5,442 and a 401(k) defined contribution plan match of $3,188.

(7)

Consists of $8,835 for leased automobile expense, paid time-off cash-in $11,538, membership dues $6,677, health and welfare benefits expense $5,095, and a 401(k) defined contribution plan match of $3,000.

(8)

Consists of $8,481 for leased automobile expense, paid time-off cash-in $10,192, health and welfare benefits expense $5,442, a 401(k) defined contribution match of $6,713, relocation expenses of $30,314 and related income tax gross-up of $14,693.

(9)	Includes a $50,000 hiring bonus.
(10)

Consists of $5,459 for leased automobile expense, paid time-off cash-in $9,615, health and welfare benefits expense $4,674, a 401(k) defined contribution match of $6,600, temporary living expenses of $17,329 and related income tax gross-up of $9,939.

(11)	Consists of $9,617 for leased automobile expense, paid time-off cash-in $11,538, health and welfare benefits expense $5,442, and a 401(k) defined contribution plan match of $6,713.
(12)

Consists of $8,157 for leased automobile expense, paid time-off cash-in $10,769, health and welfare benefits expense $5,311, a 401(k) defined contribution plan match of $6,600, relocation expenses of $98,830 and related income tax gross-up of $45,475.

(13)	Consists of $8,462 for leased automobile expense, paid time-off cash-in $7,692, health and welfare benefits expense $5,442, and a 401(k) defined contribution plan match of $6,713.
(14)	Consists of $7,910 for leased automobile expense, paid time-off cash-in $10,384, health and welfare benefits expense $5,095, and a 401(k) defined contribution plan match of $6,600.
(15)

Consists of $10,348 for leased automobile expense, paid time-off cash-in $8,846, membership dues $11,439, health and welfare benefits expense $5,442, and a 401(k) defined contribution plan match of $5,099.

The following table sets forth information regarding non-equity and equity awards granted to the Named Executives in fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#) (1)	Grant Date Fair Value of Stock Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John B. Zumwalt III		$0	$0	$0	—	—	—	—	—
Donald J. Vrana		$0	$0	$0	—	—	—	—	—
Todd J. Kenner		$0	$0	$0	—	—	—
								—	—
Robert J. Paulsen		$0	$0	$0	—	—	—
								—	—
Max D. Crumit		$0	$0	$0	—	—	—	410.71	$11,500

(1)	The restricted stock award granted on January 1, 2007 will vest on April 10, 2017.
(2)	Represents the full grant date fair value based on the 9/30/05 stock valuation, which was the current valuation at the time of award.

The following table sets forth information regarding the outstanding equity awards held by our Named Executives in fiscal year 2007.

OUTSTANDING EQUITY AWARDS AS OF THE END OF FISCAL YEAR 2007

	Option Awards				Stock Awards
Named	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
John B. Zumwalt III	—	—	—	—	30,000 (2)	$730,200	—	—
Donald J. Vrana	—	—	—	—	5,000 (3)	$121,700	—	—
Todd J. Kenner	—	—	—	—	19,080 (4)	$464,407	—	—
Robert J. Paulsen	—	—	—	—	13,080(5)	$318,367	—	—
Max D. Crumit					14,173(6)	$344,971

(1)	The market value of the stock awards is based on the independently appraised value of our common stock as of September 30, 2006, which was $24.34
(2)	Mr. Zumwalt’s restricted stock awards will vest on the later of March 1, 2008 or the start date of the 2008 stock window.
(3)	Mr. Vrana’s restricted stock awards will vest as follows: 2,000 shares on October 31, 2007 and 1,000 shares on October 31, 2008, 2009 and 2010.
(4)	Mr. Kenner’s restricted stock awards will vest as follows: 12,500 shares on October 31, 2015 and 6,580 shares on August 15, 2017.
(5)	Mr. Paulsen’s restricted stock awards will vest on July 26, 2008.
(6)	Mr. Crumit’s restricted stock awards will vest as follows: 9,500 shares on October 31, 2015 and 4,673 shares on April 10, 2017.

None of our Named Executives exercised stock options or had restricted stock awards vest during fiscal year 2007.

The following table sets forth information regarding the non-qualified defined benefit pension plan for our Named Executives in fiscal year 2007.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
John B. Zumwalt III	Supplemental Income Program	> 10 years	$678,002(3)	$0
Donald J. Vrana	—	—	—	—
Todd J. Kenner	Supplemental Income Program	> 10 years	$274,556(4)	$0
Robert J. Paulsen	Supplemental Income Program	> 10 years	$630,375(5)	$0
Max D. Crumit	Supplemental Income Program	> 10 years	$68,856(6)	—

(1)

The Supplemental Income Program is equal to a fixed benefit amount, for a specific number of years, with eligibility based on the number of years of service in the plan and the attainment of age 56 and is not totally based on years of credited services.

(2)

The present value of the accumulated benefit is based on the following assumptions: (i) a benefit commencement date equal to the later of age 60 or 10 years of service in the plan; (ii) 3% per year cost of living increases; (iii) a discount rate of 6.00%; and monthly installments for the duration of the benefit. Additional SIP information is disclosed in “Note 9. Retirement Plans” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

(3)	Mr. Zumwalt is fully vested in the SIP and upon retirement will receive an annual benefit of $75,000, adjusted for an annual 3% cost of living increase after benefits commence, for 15 years.
(4)	Upon retirement, Mr. Kenner will receive an annual benefit of $40,000, adjusted for an annual 3% cost of living increase until benefits commence, for 10 years.
(5)

Upon retirement, Mr. Paulsen will receive an annual benefit of $75,000 increased by $2,788 annually after age 56, until retirement or age 65, whichever comes first, increased by 3% cost of living increase after benefits commence, for 15 years.

(6)	Upon retirement, Mr. Crumit will receive an annual benefit of $35,000 for 10 years.

Non-qualified Defined Benefit Pension Plan

The Company maintains a two tiered noncontributory, unfunded, nonqualified defined benefit pension plan. The Key Employee Supplemental Option Plan (“KESOP”) is a two tiered plan that provides key officers and employees postretirement benefits. Tier one of the KESOP, known as the Key Employee Retention Program (“KERP”), provides an annual restricted stock award equal to five percent of the participant’s annual gross salary for a period of up to ten years. Benefits under the KERP vest at age 56 and after ten years of participation in the Plan and continuous service with the Company. Tier two of the KESOP, known as the Supplemental Income Program (“SIP”), is an unfunded plan that provides participants with retirement income for a specified period of between 10 and 15 years upon retirement, death, or disability. Participants in the SIP must also reach age 56, have ten years of participation in the Plan and had been continuously employed by the Company. The plan fixes a minimum level for retirement benefits to be paid to participants based on the participants’ position at the Company and their age and service at retirement. Mr. Zumwalt’s agreement includes an annual retainer for consulting services for a period of up to five years after retirement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have provided an Offer of Employment that will require us to provide a payment to a Named Executive Officer in the event of his termination of employment by the Company or a change in control of the Company. In order to illustrate the amount of this potential payment, the below table assume that a triggering event with respect to the Named Executive Officer occurred on September 30, 2007.

Donald J. Vrana, Senior Vice-President and Chief Financial Officer

	Voluntary Termination	Involuntary Not For Cause Termination	Termination After a Change-in-Control
Payment Upon Termination (1)
Cash Severance	$0	$132,500	$132,500
Total:	$0	$132,500	$132,500

(1) For purposes of this analysis, we assumed a base salary equal to $265,000. We are obligated to make a payment to Mr. Vrana in connection with the termination of his employment pursuant to the Offer of Employment, dated October 3, 2005. We are obligated to pay a lump sum payment equal to six months of Mr. Vrana’s current base salary if we terminate his employment without cause or for reasons related to a change in control. After January 1, 2008, Mr. Vrana’s base salary will increase to $285,000 and the cash severance upon termination without cause or a change of control after that date would be $142,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board’s policies regarding potential or actual related-person transactions are generally set forth in our Code of Conduct. The Board has delegated to the Audit Committee the responsibility for reviewing and approving matters in which a director or executive officer of the Company may have a direct or indirect material interest. The Audit Committee evaluates related-person transactions on a case-by-case basis and takes appropriate steps to assure that all directors voting on a matter are disinterested with respect to that matter.

Throughout fiscal year 2007, we purchased $2,318 of products and services from PSMJ Resources, Inc. Frank A. Stasiowski, PSMJ Resources Inc.’s President and Chief Executive Officer, joined our Board of Directors in July 2005. Our Audit Committee did not review the PSMJ Resources, Inc. purchases since the overall amount was deemed immaterial.

Throughout fiscal year 2007, Mr. Phillip Searcy received payments from the Company totaling $124,266 in accordance with his Supplemental Income Plan which originated when Mr. Searcy was employed with the Company. Mr. Searcy left full-time employment with the Company in 1992 and joined our Board of Directors in July 2005.

We formerly leased office space in a building which houses our Marietta, Georgia operations from BCE Properties, which is owned and controlled by James Belk. Mr. Belk is a former owner of Welker & Associates, Inc., which was acquired in March 2003, and a Vice-President and Project Director of the Company. The lease was assumed in connection with our acquisition of Welker in March 2003. The rental cost of the space was $17,600 per month. On May 31, 2006, the lease expired and was not renewed. In June 2006, we moved our Marietta, Georgia operations to a new location.

We lease office space in a building which houses our Missoula, Montana operations from Cedar Enterprises, which is owned and controlled by Charlie K. Vandam. Mr. Vandam is a former owner of LWC and a Senior Program Manager of the Company. The lease was assumed in connection with our acquisition of LWC in February 2005. The rental cost of the space is $9,500 per month.

We lease office space in a building which houses our Helena, Montana operations from Prickly Pear Enterprises, which is owned and controlled by Paul Callahan. Mr. Callahan is a former owner of LWC and a Vice-President and Senior Division Manager of the Company. The lease was assumed in connection with our acquisition of LWC in February 2005. The rental cost of the space is $1,800 per month.

Other Matters	The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on these matters in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under our Bylaws, shareholders who wish to make proposals for the 2009 Annual Meeting must cause the proposal to be received by us not less than 60 nor more than 90 days prior to the first anniversary of the date on which we first mailed this proxy, or for the 2009 annual meeting between September 28, 2008 and October 28, 2008. Shareholder proposals must include certain information concerning the proposal, the proponent and the proponent’s ownership of our common stock and must contain a representation that the proponent intends to appear in person or by proxy at the meeting to present the proposal. Shareholder proposals not meeting these requirements will not be entertained at the annual meeting. Our Secretary should be contacted at our principal executive offices to obtain additional information as to the proper form of a shareholder proposal. Shareholder proposals must comply with the requirements of our Bylaws, Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission. Proposals should be addressed to The PBSJ Corporation, 5300 West Cypress Street, Suite 200, Tampa, Florida 33607, Attention: Secretary.

By Order of the Board of Directors

Robert J. Paulsen, Secretary December 27, 2007

Appendix 1

ARTICLE VIII

ISSUANCE, SALE AND REDEMPTION OF SHARES

Section 1.         Issuance and Sale by Corporation; Authority/Consideration.

(a)            Issuance and Sale by Corporation; Authority. The Board shall establish a Stock Ownership Plan consistent with this Article VIII. Shares of the Corporation shall be issued and sold only in accordance with the Stock Ownership Plan or another employee benefit plan established by the Board. The Board shall establish a stock sales/redemption window at least once per year or more frequently, as described in the Stock Ownership Plan. Except as provided below, shares may be owned only by full-time or Part-Time Regular (PTR) employees of the Corporation, its Subsidiaries, or any Affiliate thereof, The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, Part I of which is The PBSJ Employee Profit Sharing Plan and Trust and Part II of which is The PBSJ Employee Profit Sharing and Stock Ownership Plan (ESOP), or personal trusts of Shareholders if approved by the Board. The Board shall have the authority to permit a non-employee to own shares in the Corporation who is (i) a director of the Corporation or (ii) a retired employee who has performed services for the Corporation or an Affiliate of the Corporation and whose continued ownership is part of an extended buy-out agreement with the Corporation.

(b)            Consideration. The consideration for all such shares shall be determined as provided in Paragraph (a) of Section 3 of this Article VIII. Unless otherwise approved by the Board, shares shall not be issued by the Corporation until the full amount of consideration therefor has been paid.

(c)            Restricted Stock. The Board of Directors may adopt policies and plans for the issuance of Restricted Stock in accordance with the Stock Ownership Plan.

(d)            Preferred Stock. The Board of Directors may adopt policies and plans for the issuance of Preferred Stock including but not limited to those set forth in the Stock Ownership Plan.

Section 2.         Redemption by Corporation.

(a)            Rule.     Except as provided in paragraph (b), below, of this Section 2, when a Shareholder’s employment or service as a director with the Corporation is terminated completely for any reason whatsoever, including death, the Shareholder, his guardian, heirs, trustee, beneficiaries, or personal representative, as the case may be, shall be required to offer all of his shares for a price determined in accordance with paragraph (a) of Section 3 hereof, upon the terms and conditions of Section 4 hereof. Additionally, a Shareholder may sell some or all of his shares to the Corporation while still in the full-time employ or service as a director of the Corporation or an Affiliate during the Corporation’s annual stock offering period, and the Corporation may purchase such shares as provided in Section 3, paragraph (a) and Section 4 of this Article VIII. If the Corporation does not exercise its right to purchase such shares, the ESOP shall have a secondary right to purchase such shares at a price and on the same terms and conditions applicable to the Corporation except as otherwise provided by law or in Section 5 hereof; provided however, that if the ESOP declines to exercise such right, the Shareholder may offer such shares to the other shareholders of the Corporation or a Subsidiary as provided in Section 6 of this Article VIII. If the Corporation or the ESOP should be prohibited from purchasing such shares under applicable law the other shareholders of the Corporation shall have the right (but not the obligation) to purchase such shares as provided in Section 6 of this Article VIII.

(b)            Exception; Separate Agreement(s).     Notwithstanding the provisions of paragraph (a), above, a retired or terminated employee or director of the Corporation or any Affiliate may continue to own and vote shares of the Corporation when such shares are subject to a separate written share redemption or purchase agreement made by the Corporation and such former employee.

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Section 3.         Price Upon Issuance/Sale or Redemption.

(a)            Rule.     Except as provided in paragraphs (a) and (c) of this Section 3, the price per share for all shares issued, sold, purchased or redeemed by the Corporation, the ESOP, or individual Shareholders, as the case may be, shall be an amount equal to the fair market value of such shares, as determined by an independent appraisal. For this purpose, the valuation of the shares shall be performed at least annually, and the price per share shall be based on the value established by the most recent completed appraisal, subject to applicable law. If no formal valuation is available, the Board of Directors shall establish a price, using such information as may be available to it. Any determination by the Board shall be conclusive and binding absent manifest computational error.

(b)            Separate Agreements with retiring shareholders and directors subject to a buy-out agreement approved by the Board according to Section 2(b) above, may not contain terms and conditions in conflict with these Bylaws as in effect on the date of such agreement.

(c)            Restricted Shares.     Restricted Shares granted pursuant to the Stock Ownership Plan shall have no redemption value prior to the scheduled vesting, except upon the death or full disability of the holder thereof. Upon the expiration of such restricted period such shares shall be deemed fully paid and shall be redeemable at a price determined in the manner provided in paragraph (a) of this Section 3. If the Recipient dies or is fully disabled prior to expiration of the restricted period, the Restricted Shares shall vest on a pro rata basis.

Section 4.         Purchase by the Corporation, the ESOP, or Individual Shareholders.

(a)            Payment Options.     In any share redemption or purchase, the Corporation or the ESOP, as the case may be, shall have the option to pay the total sum due for the shares redeemed or purchased all in cash, or any portion in cash and the remainder in installments, or all in installments; provided however, that all of such payments shall be out of funds legally available for such purposes under applicable law. Said installment payments may be made quarterly, semi-annually, or annually. In any share purchase by an individual Shareholder or Shareholders, should both the Corporation and the ESOP not exercise their respective right of refusal as provided in Section 2(a) hereof, the total sum due shall be paid at the time of purchase all in cash.

(b)            Installment Payments.     Any sum the Corporation elects to pay in installments shall be paid to the Shareholder, or his heirs, beneficiaries, personal representative or guardian, as the case may be, over such period as the Board may determine, provided that such period shall not exceed five (5) years. Subject to applicable law, interest on installments paid by the Corporation shall be paid on any unpaid balance at the rate per annum equal to the Applicable Benchmark (as defined in the next sentence) plus 1% per annum, (but in no event in excess of the maximum interest rate allowable under applicable law). For purposes of this Section 4(b), “Applicable Benchmark” shall mean (i) the 12-month London InterBank Offered Rate or (ii) any other commonly accepted floating interest rate benchmark adopted by the Audit Committee of this Corporation, all as in effect from time to time. The initial rate shall be the rate in effect at the time of sale, and this rate shall be adjusted on December 31 of each year to the rate in effect at that time. All or any part of the unpaid balance may be prepaid in whole or in part at any time or times without penalty. These obligations shall be evidenced by a promissory note, on customary terms, including, without limitation, the right of set-off and the right to defer payments if funds are not available.

(c)            Apportionment of Payments.     In the event the Corporation is indebted to more than one former shareholder, or his guardian, or the heirs, beneficiaries, or personal representative of a deceased Shareholder, incident to the redemption of stock under this Article VIII, and there are insufficient funds to pay all such payments as they fall due, then, the Board shall apportion such funds as are, from time to time, available between/among such payments so due on a pro rata basis.

(d)            Discretionary Powers of the Board.     The Board shall neither be prohibited nor in any way limited or restricted from utilizing funds available for installment payment purposes for any corporate purposes, whatsoever, it being only required that, in all matters respecting the accumulation and/or disbursal of such funds, it consider what, in its judgment and discretion, will be in the best short and long term interests of the Corporation, the Shareholders, and any former Shareholders, or their guardians, or the heirs, beneficiaries, or personal representatives of deceased Shareholders to whom the Corporation may be indebted incident to the redemption of any shares under paragraph (a) of Section 2. Additionally, except as otherwise specifically provided in this

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Article VIII, when any provision of the Bylaws shall either explicitly or inferentially require interpretation, or when any such provision shall allow, permit or require discretionary action, the Board shall have full power and authority in its reasonable discretion to make such interpretation and/or to take such discretionary action as it deems proper. Provided, however, if a Shareholder, former Shareholder, or his guardian, or the heirs, beneficiaries or personal representative of a deceased Shareholder contend that the Board has not made every reasonable effort to make timely installment payments, as provided for under this paragraph (d), then such person or persons may bring an action (based upon but restricted to such contention) for specific performance in a court of competent jurisdiction.

Section 5.         Delivery of Share Certificates.

(a)            Rule. Upon payment of any cash, delivery of any note or upon acknowledgment by the Corporation of any sum to be paid in installments, the Shareholder, his guardian, or his heirs, beneficiaries, or personal representative, as the case may be, shall forthwith deliver the certificates representing such Shareholder’s shares to be sold to the Corporation, as the case may be. If the Corporation elects to pay the purchase price in installments, such number of shares as shall be represented by any cash payment (based on the redemption price per share) shall belong to the Corporation, without restriction or limitation; such number of shares as shall be represented by the sum to be paid in installment payments (based on the redemption price per share) shall be held in escrow by a person designated by the Directors, until the sum due for said shares is paid, except that if, as and when such sum is from time to time, reduced, shares representing each such reduction (based on the redemption price per share) shall become the property of the Corporation, without limitations or restrictions.

Section 6.         Purchase by Shareholders. If, under applicable law, the Corporation is prohibited from redeeming shares (as provided in paragraph (a) of Section 2), or fails to exercise its right to purchase said shares and the ESOP is prohibited or does not exercise its right to purchase the shares, then the shares not so redeemed shall be offered to the Shareholders of the Corporation (at no more than the Corporation’s redemption price), each of whom shall then have the right (but not the obligation) for thirty (30) days from the date of such offer to purchase such shares. Each Shareholder shall have the opportunity to purchase a percentage of such shares equal to his proportionate ownership of all outstanding Class A shares, and a proportional share of all shares not purchased by other shareholders and each Shareholder’s right to purchase his proportionate percentage of such shares shall be assignable only to the other Shareholders.

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Appendix 2

ARTICLE VIII

ISSUANCE, SALE AND REDEMPTION OF SHARES

Section 1.         ~~Section 1.~~ Issuance and Sale by Corporation; Authority/Consideration

(a)            ~~a.~~ Issuance and Sale by Corporation; Authority. The Board ~~must approve the issuance and sale of all shares of the Corporation.~~ shall establish a Stock Ownership Plan consistent with this Article VIII. Shares of the Corporation shall be issued and sold only in accordance with the Stock Ownership Plan or another employee benefit plan established by the Board. The Board shall establish a stock sales/redemption window at least once per year or more frequently, as described in the Stock Ownership Plan. Except as provided below, shares may be owned only by full-time or Part-Time Regular (PTR) employees of the Corporation ~~and~~, its Subsidiaries, or any Affiliate thereof, The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, Part I of which is The PBSJ Employee Profit Sharing Plan and Trust and Part II of which is The PBSJ Employee Profit Sharing and Stock Ownership Plan (ESOP), or personal trusts of Shareholders if approved by the Board. The Board shall have the authority to permit a non-employee to own shares in the Corporation who is (i) a director of the Corporation~~, or (ii) a spouse of an employee of the Corporation or any Affiliate, or (iii) a child of an employee of the Corporation or any Affiliate, provided that, at all times during the taxable year, ninety-five percent (95%) of the Corporation’s shares by value shall be held, directly or indirectly, by: (i) full time or Part-Time Regular employees performing services for the Corporation or an Affiliate, and (ii) retired employees who have~~ or (ii), a retired employee who has performed services for the Corporation or an Affiliate ~~or the estate of an employee who had performed such services~~of the Corporation and whose continued ownership is part of an extended buy-out agreement with the Corporation.

~~A Part-Time Regular employee shall be one who works no less than 24 hours per work week. The total value of a Part-Time Regular employee’s stock holdings may not exceed in value three times the Part-Time Regular employee’s annual stated salary. This amount shall be recalculated each December 31 to ensure current compliance. Once the highest permissible value has been reached the Part-Time Regular employee may not purchase additional shares. If, upon the December 31 recalculation, the total value of his shares is greater than three times his stated salary, the Part-Time Regular employee must sell sufficient shares to bring the value of his total holdings within the required limits. Such sale shall be during the annual stock offering window and redeemed according to the provisions of this Article VIII.~~

~~In performing the December 31 calculation the Part-Time Regular employee shall not include the value of shares held in The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (Trust), The PBSJ Employee Profit Sharing and Stock Ownership Plan (ESOP), or any Restricted Shares awarded to such Part-Time Regular employee.~~

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(b)            ~~b.~~ Consideration. The consideration for all such shares shall be determined as provided in Paragraph (a~~.~~) of Section 3 of this Article VIII. Unless otherwise approved by the Board, shares shall not be issued by the Corporation until the full amount of consideration ~~therefore~~therefor has been paid.

(c)            Restricted Stock. The Board of Directors may adopt policies and plans for the issuance of Restricted Stock in accordance with the Stock Ownership Plan.

(d)             Preferred Stock. The Board of Directors may adopt policies and plans for the issuance of Preferred Stock including but not limited to those set forth in the Stock Ownership Plan.

Section 2.         ~~Section 2~~. Redemption by Corporation.

(a)             ~~a.~~ Rule. Except as provided in paragraph (b~~.~~), below, of this Section 2, when a Shareholder~~’~~’s ~~full-time~~ employment or service as a director with the Corporation ~~or an Affiliate thereof is reduced to part-time or~~is terminated completely for any reason whatsoever, including death, ~~or a Part-Time Regular employee’s employment is terminated,~~ the Shareholder, his guardian, heirs, trustee, beneficiaries, or personal representative, as the case may be, shall be required to offer all of his shares for a price determined in accordance with paragraph (a~~.~~) of Section 3 hereof, upon the terms and conditions of Section 4 hereof. Additionally, a Shareholder may sell some or all of his shares to the Corporation while still in the full-time employ or service as a director of the Corporation or an Affiliate during the Corporation’s annual stock offering period, and the Corporation may purchase such shares as provided in Section 3, paragraph (a~~.~~) and Section 4 of this Article VIII. If the Corporation ~~exercises~~does not exercise its right ~~of refusal~~to purchase such shares, the ESOP ~~may assume the~~shall have a secondary right ~~of the Corporation~~ to purchase such shares at a price and on the same terms and conditions applicable to the Corporation except as otherwise provided by law or in Section 5 hereof; provided however, that if the ESOP declines to ~~assume~~exercise such right, the Shareholder may offer such shares to the other shareholders of the Corporation or ~~an Affiliate~~a Subsidiary as provided in Section 6 of this Article VIII. If the Corporation or the ESOP should be prohibited from purchasing such shares under applicable law the other shareholders of the Corporation shall have the right (but not the obligation) to purchase such shares as provided in Section 6 of this Article VIII.

(b)            ~~b.~~            Exception; Separate Agreement(s). Notwithstanding the ~~restriction in~~provisions of paragraph (a~~.~~), above, a ~~former~~retired or terminated employee or director of the Corporation or any Affiliate may continue to own and vote shares of the Corporation when such shares are subject to a separate written share redemption or purchase agreement made by the ~~corporation~~Corporation and such former employee~~, and approved by a vote of over fifty percent (50%) of the shares entitled to vote, before the termination of his employment.~~ .

Section 3.          ~~Section 3.~~ Price Upon Issuance/Sale or Redemption.

(a)             ~~a.~~            Rule. Except as provided in paragraphs (a~~.~~) and (c~~.~~) of this Section 3, the price per share for all shares issued, sold, purchased or redeemed by the Corporation, the ESOP, or individual Shareholders, as the case may be, shall be an amount equal to the fair market value of such shares, as determined by an independent appraisal. For this purpose, the valuation of the shares shall be performed at least annually, and the price per share shall be based on the value established by the most recent completed appraisal, subject to applicable law. If no formal valuation is available, the Board of Directors shall establish a price, using such information as may be available to it. Any determination by the Board shall be conclusive and binding absent manifest computational error.

(b)            ~~b.            Exception; Separate Agreement. If the provisions of paragraph a., above, are in conflict with the provisions of any separate written share redemption or purchase agreement (as provided in paragraph b. of Section 2), then the provisions of such separate~~Separate Agreements with retiring shareholders and directors subject to a buy-out agreement approved by the Board according to Section 2(b) above, may not contain terms and conditions in conflict with these Bylaws as in effect on the date of such agreement ~~shall govern~~.

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(c)            ~~c.            Stock Ownership Plan. The price per share for shares issued upon the exercise of Stock Ownership Rights granted pursuant to The PBSJ Corporation Stock Ownership Plan (the “Plan”) shall be the Exercise Price for such shares fixed in the manner provided in the Plan. The redemption price for such shares shall be determined in the manner provided in paragraph a. of this Section 3. Recipients of Restricted Shares granted pursuant to the Plan shall not be required to pay for such shares, and such shares~~Restricted Shares. Restricted Shares granted pursuant to the Stock Ownership Plan shall have no redemption value prior to the ~~expiration of three years from the date they were awarded~~scheduled vesting, except upon the death or full disability of the holder thereof. Upon the expiration of such ~~three~~-~~year period or the death of the shareholder, whichever occurs first,~~restricted period such shares shall be deemed fully paid and shall be redeemable at a price determined in the manner provided in paragraph (a~~.~~) of this Section 3. If the Recipient dies or is fully disabled prior to expiration of the restricted period, the Restricted Shares shall vest on a pro rata basis.

Section 4.          ~~Section 4~~. Purchase by the Corporation, the ESOP, or Individual Shareholders.

(a)            ~~a.~~            Payment Options. In any share redemption or purchase, the Corporation or the ESOP, as the case may be, shall have the option to pay the total sum due for the shares redeemed or purchased all in cash, or any portion in cash and the remainder in installments, or all in installments; provided however, that all of such payments shall be out of funds legally available for such purposes under applicable law. Said installment payments may be made quarterly, semi-annually, or annually. In any share purchase by an individual Shareholder or Shareholders, should both the Corporation and the ESOP not exercise their respective right of refusal as provided in Section 2(a) hereof, the total sum due shall be paid at the time of purchase all in cash.

(b)            ~~b.~~            Installment Payments. Any sum the Corporation ~~or the ESOP~~ elects to pay in installments shall be paid to the Shareholder, or his heirs, beneficiaries, personal representative or guardian, as the case may be, over such period as the Board ~~or the ESOP Trustees~~ may determine, provided that such period shall not exceed five (5) years. Subject to applicable law, interest on installments paid by the Corporation shall be paid on any unpaid balance at ~~a~~the rate per annum equal to the ~~prime rate charged by the Corporation’s primary bank lender(s)~~Applicable Benchmark (as defined in the next sentence) plus 1% per annum, (but in no event in excess of the maximum interest rate allowable under applicable law). For purposes of this Section 4(b), “Applicable Benchmark” shall mean (i) the 12-month London InterBank Offered Rate, or (ii) any other commonly accepted floating interest rate benchmark adopted by the Audit Committee of this Corporation, all as in effect from time to time. The initial rate shall be the rate in effect at the time of sale, and this rate shall be ~~updated~~adjusted on December 31 of each year to the rate in effect at that time. All or any part of the unpaid balance may be prepaid in whole or in part at any time or times without penalty. These obligations shall be evidenced by a promissory note, on customary terms, including, without limitation, the right of set-off and the right to defer payments if funds are not available.

(c)            ~~c.~~            Apportionment of ~~payments.~~ Payments. In the event the ~~corporation~~Corporation is indebted to more than one former shareholder, or his guardian, or the heirs, beneficiaries, or personal representative of a deceased Shareholder, incident to the redemption of stock under this Article VIII, and there are insufficient funds to pay all such payments as they fall due, then, the Board shall apportion such funds as are, from time to time, available between/among such payments so due on a pro rata basis.

(d)            ~~d.~~            Discretionary Powers of the Board. The Board shall neither be prohibited nor in any way limited or restricted from utilizing funds available for installment payment purposes for any corporate purposes, whatsoever, it being only required that, in all matters respecting the accumulation and/or disbursal of such funds, it consider what, in its judgment and discretion, will be in the best short and long term interests of the Corporation, the Shareholders, and any former Shareholders, or their guardians, or the heirs, beneficiaries, or personal representatives of deceased Shareholders to whom the Corporation may be indebted incident to the redemption of any shares under paragraph (a~~.~~) of Section 2. Additionally, except as otherwise specifically provided in this Article VIII, when any provision of the Bylaws shall either explicitly or inferentially require interpretation, or when any such provision shall allow, permit or require discretionary action, the Board shall have full power and authority in its reasonable discretion to make such interpretation and/or to take such

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discretionary action as it deems proper. Provided, however, if a Shareholder, former Shareholder, or his guardian, or the heirs, beneficiaries or personal representative of a deceased Shareholder contend that the Board has not made every reasonable effort to make timely installment payments, as provided for under this paragraph (d~~.~~), then such person or persons may bring an action (based upon but restricted to such contention) for specific performance in a court of competent jurisdiction.

~~e.            Exception; Separate Agreement. If the provisions of paragraph a. through d., above, are in conflict with the provisions of any separate written share redemption or purchase agreement (as provided in paragraph b. of Section 2 hereof), then the provisions of such separate agreement shall govern.~~

Section 5.         ~~Section 5.~~ Delivery of Share Certificates.

(a)            ~~a.~~            Rule. Upon payment of any cash ~~and/~~, delivery of any note or upon acknowledgment by the Corporation ~~or the ESOP~~ of any sum to be paid in installments, the Shareholder, his guardian, or his heirs, beneficiaries, or personal representative, as the case may be, shall forthwith deliver the certificates representing such Shareholder~~’~~’s shares to be sold to the Corporation ~~or the ESOP~~, as the case may be. If the Corporation elects to pay the purchase price in installments, such number of shares as shall be represented by any cash payment (based on the redemption price per share) shall belong to the Corporation, without restriction or limitation; such number of shares as shall be represented by the sum to be paid in installment payments (based on the redemption price per share) shall be held in escrow by a person designated by the Directors, until the sum due for said shares is paid, except that if, as and when such sum is from time to time, reduced, shares representing each such reduction (based on the redemption price per share) shall become the property of the Corporation, without limitations or restrictions. ~~If the ESOP elects to pay the purchase price in installments, it shall deliver an unsecured promissory note to the Shareholder, his guardian, or his heirs, beneficiaries or personal representative, as the case may be, in the amount of the unpaid balance, and the shares so purchased shall be the property of the ESOP, without any limitations or restrictions.~~

~~b.         Exception, Separate Agreement. If the provisions of paragraph a., above, are in conflict with the provisions of any separate written share redemption or purchase agreement (as provided in paragraph b. of Section 2), then the provisions of such separate agreement shall govern.~~

Section 6.         ~~Section 6.~~ Purchase by Shareholders. If, under applicable law, the Corporation is prohibited from redeeming shares (as provided in paragraph (a~~.~~) of Section 2), or ~~exercises~~fails to exercise its right ~~of refusal~~ to purchase said shares and the ESOP is prohibited or does not exercise its right to purchase the shares, then the shares not so redeemed ~~or purchased~~ shall be offered to the Shareholders of the Corporation (at no more than the Corporation~~’~~’s redemption price), each of whom shall then have the right (but not the obligation) for thirty (30) days from the date of such offer to purchase such shares. Each Shareholder shall have the opportunity to purchase a percentage of such shares equal to his proportionate ownership of all issued outstanding Class A shares, and a proportional share of all shares not purchased by other shareholders and each Shareholder~~’~~’s right to purchase his proportionate percentage of such shares shall be assignable only to the other Shareholders.

Section 7.         ~~Amendments. The provisions of this Article VIII shall not be changed by amendment, except by vote of the holders of more than fifty percent (50%) of the shares entitled to vote thereon. No shares held in escrow shall be voted directly or indirectly or counted for the purposes of such vote.~~

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Appendix 3

THE AMENDED AND RESTATED

THE PBSJ CORPORATION 2008 EMPLOYEE

STOCK OWNERSHIP AND DIRECT PURCHASE PLAN

As through January 19, 2008

INTRODUCTION

The PBSJ Corporation (the “Company”), is a holding company that owns one hundred percent (100%) of its major subsidiary operating companies: Post, Buckley, Schuh & Jernigan, Inc. (“PBS&J”); PBS&J Constructors, Inc.,; PBS&J Construction Services, Inc.; and PBS&J International, Inc. As of January 1, 2008, the operating companies employ over 4,000 persons in approximately 80 offices nationwide and internationally.

In accordance with the Bylaws, the shares are valued as of each September 30 based upon an independent appraisal of fair market value performed thereafter. The Board of Directors of The PBSJ Corporation intends, from time to time, to grant stock ownership rights to eligible employees. The mechanics of purchasing shares and ultimately selling them back to the Company and the Trust (as defined below) are described herein and in the Company’s Bylaws, offering circulars and accompanying information prepared annually.

1. Administration.

(a)         The Amended and Restated The PBSJ Corporation 2008 Employee Stock Ownership and Direct Purchase Plan (the “Plan”) shall be administered by or by a committee (which may include directors and executives) to which the Company’s Board of Directors (“Board”) delegates such administration (the “Committee”), which committee shall report to the Board In the event no Committee is appointed, the Board shall act as the Committee. All actions shall be taken by a majority of the Committee. The Committee shall have the full and final authority to interpret the provisions of the Plan, to decide all questions of fact arising in its application, and to prescribe such rules and procedures for the administration of the Plan as it may, from time to time, deem advisable.

(b)         Any action, decision, interpretation or determination by the Committee, with respect to the application or administration of this Plan, shall be final and binding upon all persons.

(c)         No member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

2. Effective Date.   This amended and restated Plan became effective upon its adoption by the shareholders of the Company, having been recommended by the Board of Directors of the Company on December 5, 2007 and approved by its shareholders on January 19, 2008 (the “Effective Date”).

3. Definitions.   For purposes of the Plan, the following terms shall have the meanings assigned to them, unless another meaning is clearly indicated by a particular usage and context.

(a)         “Current Stock Value” means the “fair market value” of a Share as determined by an independent appraisal of the Company as of the end of the most recent fiscal year in accordance with the procedure determined by the Board and outlined in the PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, as amended.

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(b)         “Effective Date of Exercise” means the date on which the Company has received a written notice of exercise, in such form as is acceptable to the Committee, and full payment of the purchase price or provision thereof as hereinafter provided.

(c)         “Effective Date of Grant” means the date on which the Committee makes the award.

(d)         “Eligible Employee” means any individual who is a director of the Company and any individual (other than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like from the Company or a Subsidiary, or who is a full time employee of any firm other than the Company or a Subsidiary) who:

(i)         performs services as a full time or part-time regular employee for the Company or a Subsidiary, including any individual who is an officer or director of the Company or a Subsidiary; and

(ii)         is included on the regular payroll of the Company or a Subsidiary.

(e)         “Exercise Price” means the price per Share subject to a Stock Ownership Right which will, unless otherwise provided by the Committee, be the Current Stock Value as of the first day of the Stock Window.

(f)         “Share” means one share of the Class A Common Stock, par value of $.00067 per share, of the Company.

(g)         “Stock Ownership Right” means the right to purchase from the Company up to a stated number of Shares at a specified price. Stock Ownership Rights may be granted to an Eligible Employee, subject to such conditions and restrictions as the Board deems appropriate.

(h)         “Stock Window” means the time period, which shall be at least annually, set by the Board during which Eligible Employees can exercise their Stock Ownership Rights.

(i)         “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(j)         “Trust” means The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (formerly The PBSJ Employee Profit Sharing Plan and Trust).

4. Granting of Stock Ownership Rights.   Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Eligible Employees Stock Ownership Rights on such terms and conditions as it may determine, provided that no Eligible Employee may be granted more than 10,000 Stock Ownership Rights with respect to any one Stock Window. Any number of Stock Ownership Rights may be granted to the same Eligible Employee; provided that no Eligible Employee may exercise such Stock Ownership Rights if such purchase would cause the Eligible Employee to own more than (i) three percent (3%) of the total number of shares outstanding as of the end of the most recent fiscal year or (ii) 250,000 Shares, whichever is less.

5. Term of Stock Ownership Rights.   Stock Ownership Rights shall be for such term as is established, from time to time, by the Committee, which term shall generally be the Stock Window.

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6. Exercise of Stock Ownership Rights and Payment of Exercise Price.

(a)         An Eligible Employee entitled to exercise Stock Ownership Rights may do so in whole or in part by delivering to the Secretary of the Company, at its principal executive office, or to such other person and address as is communicated to the Eligible Employee in the offering circular, a written notice of exercise. The written notice shall specify the number of Shares for which Stock Ownership Rights are being exercised and shall be accompanied by full payment, or provision therefore, of the Exercise Price for the Shares being purchased. The Eligible Employee exercising Stock Ownership Rights shall either pay the Exercise Price for the Shares being purchased in full in cash at the time of exercise, or shall make provision for payment thereof in any other manner which may be authorized by the Committee, as specified in the offering circular. In the event that provision for payment is made in a manner other than by full payment at the time of exercise, the rights of the exercising employee to receive certificates for Shares and dividends, if any, paid thereon and to vote such Shares shall be subject to such limitations, if any, which the Committee may provide in the terms of the grant of such Rights. Unless otherwise provided by the Committee, the Eligible Employee shall have no rights related to the shares until full payment has been made.

(b)         If, during a Stock Window, Eligible Employees exercise Stock Ownership Rights such that the number of Shares issued upon such exercise would exceed the total number of Shares available for sale under the Plan under Section 15, then the number of Shares available for sale during such Stock Window without exceeding the total number of Shares available hereunder shall be allocated by the Administrator among the Eligible Employees exercising Stock Ownership Rights in proportion to (i) the amount of Stock Ownership Rights validly exercised by such Eligible Employee over (ii) the total amount of Stock Ownership Rights validly exercised by all Eligible Employees during such Stock Window.

(c)         In the event that the number of Shares issuable to any Eligible Employee upon exercise of Stock Ownership Rights in any Stock Window exceeds the limit specified in Section 4 hereof, such Eligible Employee shall be allowed to purchase the number of Shares until such maximum number is achieved. Any additional Stock Ownership Rights shall not be considered validly exercised.

7. Transferability of Stock Ownership Rights.   Stock Ownership Rights are not transferable and may be exercised only by the individual to whom they were granted.

8. Termination of Stock Ownership Rights.   Except as otherwise specifically provided in any Stock Ownership Rights Agreement, Stock Ownership Rights may be terminated as follows:

(a)         In the event that, the Eligible Employee has not exercised his or her Stock Ownership Rights during the term thereof, such Stock Ownership Rights shall terminate.

(b)         Stock Ownership Rights will be terminated if they have been fully exercised or if they have expired by their term.

(c)         Upon an Eligible Employee’s termination of employment for any reason, all Stock Ownership Rights awarded to such Employee will terminate immediately. For purposes of the Plan, a leave of absence in accordance with Company policy shall not be deemed to be a termination of employment.

9. Repurchase of Shares Acquired by Exercise of Stock Ownership Rights.   If offered for sale or required to be sold, Shares shall be repurchased by the Company in accordance with the Company Bylaws, except for Shares held less than six months. Shares held less than six months from date of exercise shall be repurchased by the Company at the lesser of the exercise price or the current value as established by the Company Bylaws, except if the cause of sale is for death, disability or retirement of the Employee. In these cases, the Shares shall be repurchased by the Company at the current value as established by the Company Bylaws.

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10. Adjustments to Shares and Exercise Price.   The Board in its sole discretion may make appropriate adjustments in the number of Shares subject to Stock Ownership Rights or in the Exercise Price and in the total number of Shares reserved for issuance pursuant to the Plan in Section 15, to give effect to changes made in the number of outstanding Shares as a result of merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

11. Stock Ownership Rights Agreements; Restrictions; Accounts.

(a)         Stock Ownership Rights granted under the Plan may be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine or may be provided by a description of the terms thereof in an offering circular or prospectus that is provided to Eligible Employees.

(b)         All shares of Common Stock acquired through the exercise of Stock Ownership Rights granted under this Plan shall be subject to all restrictions on shares of Common Stock of the Company set forth in the Articles of Incorporation and Bylaws of the Company, including: (1) restrictions that grant the Company and then the Trust the right to repurchase shares upon termination of the shareholder’s affiliation with the Company; (2) restrictions that grant the Company and then the Trust and then the remaining shareholders a right of first refusal if the shareholder wishes to sell shares and (3) restrictions that define the “fair market value” to be applied in purchases and sales of shares.

(c)         Statements of account will be given to Eligible Employees no less frequently than annually in due course following the end of the Stock Window, which statements will set forth the number of shares purchased during the Stock Window and the total number of Shares owned by such Eligible Employee. The Committee may also provide that the statements be maintained and accessible electronically.

12. Investment Representation.   Upon demand by the Company, an Eligible Employee that exercises Stock Ownership Rights shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Stock Ownership Rights has been given by the Eligible Employee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares shall be a condition precedent to the right to purchase such shares

13. Amendment or Discontinuance of Plan.   The Board may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments to the Plan shall alter or impair any Stock Ownership Rights granted under the Plan without the consent of the holders thereof.

14. Rights of Employment.   Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee any right to continue employment by the Company or a Subsidiary, nor shall it impair any right of the Company or a Subsidiary to terminate such employment.

15. Term of Plan, Number of Shares Reserved.   The term of this Plan shall extend from the Effective date until the tenth (10th) anniversary thereof. The total number of Shares reserved for issuance upon exercise of Stock Ownership Rights pursuant to this Plan shall be three million (3,000,000) provided that any Stock Ownership Right under the Plan that is cancelled, expires, or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Stock Ownership Right, the shares which were subject to such Stock Ownership Right and as to which the Stock Ownership Right had not been exercised shall continue to be available under the Plan.

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16. Redemption Provisions.

(a)         In connection with the retirement or termination of employment of an Eligible Employee, the Board may enter into a redemption agreement with such Eligible Employee in order to redeem his or her Shares in accordance with the provisions of the Bylaws. If permitted by the Articles of Incorporation and Bylaws of the Company, the Board may exchange Class A common stock owned by the retiring/terminating Eligible Employee for Class B common stock and/or a series of preferred stock designated by the Board, subject to the terms and conditions, including without limitation redemption provisions, of an agreement between the Company and the Eligible Employee.

(b)         During a Stock Window, the Board may provide for the repurchase by the Company and/or the Trust of Shares at the Current Stock Value, pursuant to the terms, conditions and limitations determined by the Board.

17. Valuation.   The Board shall instruct the appraisers that perform the appraisal of the Shares to at the same time value the Company’s Class B common stock and any outstanding series of preferred stock.

18. Other Employee Equity Plans.   The Board may adopt additional plans relating to the grant to or purchase by employees of equity securities of the Company, including but not limited to Class A common stock, Class B common stock, any series of preferred stock designated by the Board, stock options and restricted stock.

19. Governing Law.   This Plan and all Stock Ownership Rights granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Florida, without regard to the conflicts of laws rules of such State.

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Appendix 4

THE PBSJ CORPORATION

2008 EMPLOYEE PAYROLL STOCK PURCHASE PLAN

1.         Purpose.   The Company hereby establishes The PBSJ Corporation 2008 Employee Payroll Stock Purchase Plan (the “Plan”). The purpose of the Plan is to provide an opportunity to eligible employees of the Company and any Designated Subsidiary to purchase shares of Class A common stock through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below). Accordingly, the provisions of the Plan shall be administered, interpreted, and construed in a manner consistent with the requirements of that section of the Code.

2.         Definitions.

(a)         “Applicable Percentage” means 90%, which may be adjusted by the Committee as provided in Section 9.

(b)         “Agent” means the agent for the Plan and shall either be the Company or its designee.

(c)         “Board” means the Board of Directors of the Company.

(d)         “Code” means the Internal Revenue Code of 1986, as amended.

(e)         “Committee” means the committee appointed by the Board to administer, interpret, and construe the Plan. In the event no Committee is appointed, the Board shall act as the Committee.

(f)         “Company” means THE PBSJ CORPORATION, a Florida corporation.

(g)         “Compensation” means, with respect to each Participant for each pay period, the full base salary, overtime, and other wage paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) commission or bonus; (ii) any amount contributed by the Company or a Designated Subsidiary to any employee pension benefit plan; (iii) any automobile or relocation allowance (or reimbursement for any such expense); (iv) any amount paid as a recruitment or retention bonus or finder’s fee; (v) any amount realized from the exercise of any stock option or stock incentive award; (vi) any amount paid by the Company or a Designated Subsidiary for other fringe benefit, such as health and welfare, perquisite, or paid in lieu of such benefit; or (vii) other similar form of extraordinary compensation.

(h)         “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence, agreed to in writing by the Company or a Designated Subsidiary that employs the Employee, provided the period of such leave does not exceed 90 days or the Employee’s reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i)         “Designated Subsidiary” means any Subsidiary of the Company designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

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(j)         “Employee” means any person, including a corporate officer, whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year.

(k)         “Exercise Date” means the last business day of the applicable Stock Window.

(l)         “Exercise Price” means the price per Share offered in a given Offering Period determined as provided in Section 9.

(m)         “Fair Market Value” means, with respect to a Share, the Fair Market Value of a Share as of the end of the most recently completed fiscal year determined in accordance with the Company’s Bylaws, as amended from time to time.

(n)         “Offering Date” means the first business day of each Offering Period.

(o)         “Offering Period” means (i) with respect to the first Offering Period, the period beginning on the first business day following the end of the Stock Window in 2008 and ending on the last business day of the Stock Window in 2009, and (ii) with respect to each Offering Period thereafter the period beginning on the first business day following the prior Exercise Date and ending on the last business day of the next succeeding Stock Window, subject to adjustment as provided in Section 4.

(p)         “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.

(q)         “Plan” shall mean The PBSJ Corporation Employee Payroll Stock Purchase Plan.

(r)         “Plan Contributions” means, with respect to each Participant, the payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant, as provided in Section 6 of the Plan, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(s)         “Share” means the Company’s Class A common stock, par value $0.00067 per share.

(t)         “Start Date”“ means a date during an Offering Period that is after the Offering Date and prior to the start of the Stock Window on which a participant begins participation in the plan, provided that each Start Date must be at the beginning of a regular pay period under the Company’s payroll practices.

(t)         “Stock Window” means the time period, set by the Board at least annually, during which eligible employees can exercise their stock ownership rights pursuant to the Company’s Employee Stock Ownership and Direct Purchase Plan.

(u)         “Subsidiary” shall mean a corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

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3.         Eligibility.

(a)     Subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code, any Employee shall be eligible to become a Participant as of the Offering Date of or other Start Date during a given Offering Period only if such Employee (i) has completed at least three (3) months of employment with the Company or any Designated Subsidiary and (ii) is an Employee as of such date.

(b)     Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a purchase right under the Plan if (i) immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights for stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, or (ii) for each calendar year in which such purchase right is outstanding at any time, such Participant’s rights to purchase stock under all “employee stock purchase plans” of the Company or Subsidiary intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such purchase right is granted).

4.         Offering Periods.   The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall commence on the first business day following the end of the 2008 Stock Window; provided, however, that the first Offering Period shall not commence until the Plan has been approved by the Company’s shareholders. The first Offering Period may be less than twelve (12) months in duration and may commence on the first business day after such approval. The second Offering Period shall commence on the first business day following the first Exercise Date, and succeeding Offering Periods shall commence on the first business day following the prior Exercise Date in each succeeding calendar year (or at such other time or times as may be determined by the Committee). The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least thirty (30) days prior to the scheduled beginning of the first Offering Period to be affected.

5.         Election to Participate.

(a)     An eligible Employee may elect to participate in the Plan commencing on any Offering Date or other Start Date by (i) completing an enrollment agreement on the form provided by the Committee, and (ii) filing the enrollment agreement with the Company on or prior to such Offering Date or other Start Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given Offering Period. An enrollment agreement received for a participant who has withdrawn during the current Offering Period in accordance with Section 11 will be effective on the next Offering Date. The committee may prescribe or permit electronic enrollment procedures. The enrollment agreement shall set forth the percentage of the Participant’s Compensation that is to be withheld by payroll deduction pursuant to the Plan.

(b)     Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll following the Offering Date or other Start Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll in the Offering Period, unless sooner terminated by the Participant as provided in Section 11.

(c)     Unless a Participant elects otherwise prior to the Exercise Date of an Offering Period, such Participant shall be deemed to have (i) elected to participate in the immediately succeeding Offering Period, (ii) an Offering Date as of the first day of such Offering Period, and (iii) authorized the same payroll deduction for such immediately succeeding Offering Period which was in effect immediately prior to the commencement of such succeeding Offering Period.

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6.         Participant Contributions.

(a)     Except as otherwise authorized by the Committee pursuant to Section 6(c) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than one percent (1%) and not more than ten percent (10%) of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation.

(b)     Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, no Participant may purchase under the Plan during any calendar year more than the number of Shares equal to $25,000 multiplied by the Applicable Percentage. To ensure that a Participant does not exceed this amount, a Participant’s payroll deductions may be decreased to 0% at such time during any Offering Period in which the aggregate of all payroll deductions accumulated are equal to $25,000 multiplied by the Applicable Percentage for such Offering Period. Payroll deductions shall recommence at the rate provided in the Participant’s enrollment agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

(c)     All Plan Contributions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. The Company shall not be required to segregate or set apart such Plan Contributions. No interest shall accrue or be credited with respect to a Participant’s Plan Contributions.

7.         Stock Purchase Accounts.

(a)     The Committee shall prescribe or authorize a notational, bookkeeping entry or electronic recording of share ownership. Any amount remaining to the credit of a Participant’s account after the purchase of shares by such Participant on an Exercise Date, or which is insufficient to purchase a full Share, shall be carried over to the next Exercise Period if the Participant continues to participate in the Plan or, if the Participant does not continue to participate, the amount shall be returned to the Participant.

(b)     Amounts credited to Participant’s account may not be assigned, transferred, pledged, hypothecated, or otherwise disposed of in any way by a participating employee other than by will or by the laws of descent and distribution, and any attempt to do so shall be null and void and without effect.

(c)     No interest will be paid on amounts credited to a Participant’s account, unless required by applicable law.

8.         Grant of Purchase Right.         On the Offering Date (or with respect to a Participant with a later Start Date, such Start Date), subject to the limitations set forth in Sections 3(b) and 12(a), each Participant shall be granted a right to purchase on the following Exercise Date during such Offering Period (at the Exercise Price determined as provided in Section 9 below) a number of Shares determined by dividing (i) such Participant’s Plan Contributions accumulated prior

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to such Exercise Date and retained in the Participant’s account as of such Exercise Date by (ii) the product of Applicable Percentage multiplied by the Fair Market Value of a Share on such Exercise Date; provided, that the maximum number of shares an Employee may purchase during any Exercise Period shall be 1,000 shares.

9.         Exercise Price.   Unless otherwise determined by the Board, the Exercise Price per Share offered to each Participant in a given Offering Period shall be the Applicable Percentage multiplied by the Fair Market Value of a Share on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 90%, unless and until such Applicable Percentage is increased or decreased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than thirty (30) days prior to the Offering Date thereof.

10.         Exercise of Purchase Rights.

(a)         Unless the Participant withdraws from the Plan as provided in Section 11 or to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, the Participant’s purchase right for shares will be exercised automatically on each Exercise Date and shares will be issued by the Company from the remaining balance of those shares reserved for issuance under Section 12(a) of the Plan. The maximum number of full shares subject to such purchase right shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited the Participant’s account under the Plan.

(b)         Each Participant shall have all rights and privileges of a shareholder with respect to the shares purchased for the Participant’s account, subject to the provisions of Section 5 and 12(d) of the Plan.

(c)         During a Participant’s lifetime, a Participant’s purchase right for shares hereunder is exercisable only by the Participant.

11.         Withdrawal; Suspension of Participation, Termination of Employment.

(a)         A Participant may withdraw from the Plan at any time by giving written notice to the Company; provided that any withdrawal received on or after the first day of a Stock Window will not be effective until the following Offering Period. All of the Plan Contributions credited to the Participant’s account and not yet invested in Shares will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, the Participant’s purchase right for shares pursuant to the Plan automatically will be terminated, and no further payroll deductions for the purchase of shares will be made for the Participant’s account. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a). Withdrawal under this section will not affect any Shares previously purchased under the Plan.

(b)         Upon termination of the Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Shares will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 14, and the Participant’s purchase right for shares under the Plan will automatically terminate.

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(c)         A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company.

(d)         By giving written notice to the Company, a Participant may suspend contributions under Section 6 of the Plan at any time prior to the first day of a Stock Window. Amounts previously contributed shall remain in the Participants account and be exercised in accordance with Section 12, unless the participant subsequently withdraws or is deemed to withdraw. Payroll deductions will not resume on behalf of a Participant who has suspended contributions unless such Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).

12.         Stock Subject to the Plan.

(a)         The maximum number of shares of the Company’s Shares that shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares, subject to adjustment as provided in Section 17. Shares subject to the Plan may be newly issued shares or shares reacquired by the Company. The Shares purchased by the Agent for the Participant’s account under the Plan shall be subject to the terms, conditions, and restrictions set forth in the Bylaws of the Company, as amended from time to time, including:

(i)     restrictions that grant the Company and then the Trust under the PBSJ Employee Profit Sharing and Stock Ownership Plan, the right to repurchase shares upon termination of the shareholder’s affiliation with the Company;

(ii) restrictions that grant the Company and then the Trust and then the remaining shareholders a right of first refusal if the shareholder wishes to sell shares and

(iii) restrictions that define the “fair market value” to be applied in purchases and sales of shares

(b)         If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased shall again become available for purchase unless the Plan has since been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(c)         A Participant will have no interest or voting right in shares covered by his purchase right or in any dividends declared by the Company with regard to such Shares until such purchase right has been exercised.

(d)         A Participant may not, during his or her lifetime, transfer or otherwise dispose of any Shares purchased pursuant to the Plan until the next Stock Window, unless otherwise redeemed by the Company in accordance with the Company’s Bylaws.

(e)         Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13.         Administration.

(a)         The Plan shall be administered by the Committee.

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(b)         The Committee shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, and to prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee shall make all other determinations necessary or advisable for the administration of the Plan. The Committee shall adjudicate all disputed claims filed under the Plan, and the administration, interpretation, or application of the Plan by the Committee shall be final, conclusive, and binding upon all persons. In no event shall a Committee determination with respect to a particular employee or provision of the Plan be binding with respect to any other employee (even if similarly situated) nor with respect to any future determination regarding the same or other provisions of the Plan. Members of the Committee and the Board, and any officer or employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(c)         A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be considered an act of the Committee.

14.         Designation of Beneficiary.

(a)         A Participant may file a written designation of a beneficiary who shall receive cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death either prior to exercise or subsequent to an Exercise Date on which the Participant’s purchase right hereunder is exercised but prior to delivery to the Participant of the cash and any shares subject to such exercise; provided that any such shares shall be redeemed by the Company in accordance with the provisions of the Bylaws and the proceeds of such redemption shall be for the benefit of the beneficiary.

(b)         A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such cash and/or redemption proceeds to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash and/or redemption proceeds to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.         Transferability.   Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any purchase right or receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

16.         Participant Accounts.   Individual accounts will be maintained for each Participant in the Plan to account for the balance of his or her Plan Contributions and purchase rights issued and shares purchased under the Plan. Statements of account will be given to Participants no less frequently than annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any. The Committee may also provide that the statements be maintained and accessible electronically.

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17.         Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)         If the outstanding Shares are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share exercise price thereof, which may be issued in the aggregate and to any Participant upon exercise of purchase rights granted under the Plan.

(b)         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each purchase right under the Plan shall be assumed or an equivalent purchase right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s purchase right has been changed to the New Exercise Date and that such Participant’s purchase right will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), a purchase right granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the purchase right confers the right to purchase, for each share of stock subject to the purchase right immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Shares for each Share held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the purchase right to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Shares in the Sale Transaction.

(c)         In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 17, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.

18.         Amendment of the Plan.   The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any Participant, and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for “employee stock purchase plans” as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

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19.         Termination of the Plan.

The Plan and all rights of Employees hereunder shall terminate on the earliest of:

(a)         the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

(b)         such date as is determined by the Board in its discretion; or

(c)         the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan’s effective date.

In the event that the Plan terminates under circumstances described in Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

20.         Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.         Effective Date.   Subject to adoption of the Plan by the Board, the Plan shall become effective on the first Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board. If such shareholder approval is not obtained, the Plan and all rights of Participants under the Plan shall be null and void and shall have no effect.

22.         Conditions Upon Issuance of Shares.

(a)         The Plan, the grant and exercise of rights to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of purchase rights to purchase shares shall be subject to compliance with all applicable federal, state, and foreign laws, rules, and regulations.

(b)         The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Shares acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Shares to such Participant.

23.         Withholding.   The Company or Designated Subsidiary shall be entitled to make appropriate arrangements to comply with any withholding requirements imposed by federal, state, or local law with respect to the purchase or disposition of shares of Shares under the Plan including, without limitation, payroll withholding or withholding from proceeds of a disposition of shares of Shares acquired under the Plan.

24.         Expenses of the Plan.   All costs and expenses incurred in administering the Plan shall be paid by the Company.

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25.         No Employment Rights.   The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

26.         Applicable Law.   The laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

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Appendix 5

THE PBSJ CORPORATION

2008 EMPLOYEE RESTRICTED STOCK PLAN

1.     Purpose.      The purpose of this The PBSJ Corporation 2008 Employee Restricted Stock Plan (the “Plan”) is to assist The PBSJ Corporation, a Florida corporation (the “Company”) and its Subsidiaries (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives, directors and other employees and officers who provide services to the Company or its Subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company and providing such persons with incentives to expend their maximum efforts in the creation of shareholder value.

2.     Definitions.      For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a)         “Award” means any Restricted Stock Award granted to a Participant under the Plan.

(b)         “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)         “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)         “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)         “Board” means the Company’s Board of Directors.

(f)         “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Subsidiary, (ii) any violation or breach by the Participant of his or her employment or other similar agreement with the Company or a Subsidiary, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Subsidiary, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Subsidiary, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

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(g)         “Change in Control” means, unless otherwise defined in an Award Agreement, the occurrence of any of the following:

    i)         The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that the following acquisitions shall not constitute or result in a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

    ii)         During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    iii)         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    iv)         Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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(h)         “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)         “Committee” means a committee designated by the Board to administer the Plan. In the event no Committee is appointed, the Board shall act as the Committee. With respect to Participants that are subject to the reporting requirements under Section 16 of the Exchange Act, the Plan shall be administered by the Compensation Committee of the Board.

(j)         “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary as an Employee. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, or (ii) transfers among the Company, any Subsidiaries, or any successor entities. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k)         “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(l)         “Effective Date” means the effective date of the Plan, which shall be January 19, 2008.

(m)         “Eligible Employee” means any individual (other than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like from the Company or a Subsidiary, or who is a full time employee of any firm other than the Company or a Subsidiary) who is a director of The Company or a Subsidiary or (i) performs services as a full time or part-time regular employee for the Company or a Subsidiary, including any individual who is an officer or director of the Company or a Subsidiary; and (ii) is included on the regular payroll of the Company or a Subsidiary. An Employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan. The payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company.

(n)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)         “Fair Market Value” of a Share on any date of reference shall mean the fair market value as of the end of the most recently completed fiscal year determined in accordance with the Company’s Bylaws, as amended from time to time.

(p)         “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of a definition in the Award Agreement, “Good Reason” shall have the same meaning as “good reason” or “for good reason” set forth in any employment or other agreement for the performance of services between the Participant and the Company or a Subsidiary. If “Good Reason” is not defined in the Award Agreement or another Agreement between the Participant and the Company or a Subsidiary then it shall mean (i) any material failure by the Company or a Subsidiary to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith; or (ii) the Company’s or Subsidiary’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(q)         “Participant” means a person who has been granted an Award under the Plan which remains outstanding.

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(r)         “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(s)         “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(t)         “Restricted Stock Award” means an Award granted to a Participant under Section 6(b) hereof.

(u)         “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(v)         “Shares” means the shares of Class A common stock of the Company, par value $.00067 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(w)         “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

3.     Administration.

(a)         Authority of the Committee.   The Plan shall be administered by the Committee, provided, however, that except as otherwise expressly provided in this Plan, the Board may exercise any power or authority granted to the Committee under this Plan and in that case, references herein shall be deemed to include references to the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to:

    (i)         select Eligible Employees to become Participants,

    (ii)         grant Awards,

    (iii)         determine the number and other terms and conditions of, and all other matters relating to, Awards,

    (iv)         prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan,

    (v)         construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and

    (vi)         to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

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In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Employee or Participant in a manner consistent with the treatment of other Eligible Employees or Participants.

(b)         Manner of Exercise of Committee Authority.   Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) of the Exchange Act for Awards granted to Participants subject to Section 16 of the Exchange Act. The Committee may appoint agents to assist it in administering the Plan. The Compensation Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act.

(c)         Limitation of Liability.   The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Shares Subject to Plan.

(a)         Limitation on Overall Number of Shares Available for Delivery Under Plan.   Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be one million five hundred thousand (1,500,000). Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares.

(b)         Application of Limitation to Grants of Award.   No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)         Availability of Shares Not Delivered under Awards and Adjustments to Limits.

    (i)         If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

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    (ii)         In the event that a Participant satisfies withholding tax liabilities arising from such award by the tendering of Shares or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

5.     Eligibility; Per-Person Award Limitation.    Awards may be granted under the Plan only to Eligible Employees.

6.     Specific Terms of Awards.

(a)         General.   Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate. The Committee shall retain the power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant of any Award; provided that additional consideration may be required for the exercise of an Award.

(b)         Restricted Stock Awards.   The Committee is authorized to grant Restricted Stock Awards to any Eligible Employee on the following terms and conditions:

    (i)         Grant and Restrictions.     Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse at such times, under such circumstances, and in such installments as the Committee may determine at the date of grant or thereafter; these may include, without limitation, lapses based on achievement of performance goals or periods of Continuous Service. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to receive dividends on the Restricted Stock, if and when declared by the Board but will not have the right to vote the Restricted Stock until it vests. During the Restriction Period, subject to Section 9(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

    (ii)         Forfeiture.     Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company.

    (iii)         Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

    (iv)         Dividends and Splits.    Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

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7.         Certain Provisions Applicable to Awards.

(a)         Stand-Alone, Additional, Tandem, and Substitute Awards.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation.

(b)         Term of Awards.   The term of each Award shall be for such period as may be determined by the Committee.

(c)         Form and Timing of Payment Under Awards; Deferrals.   The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 9(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments.

(d)         Exemptions from Section 16(b) Liability.   It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)         Code Section 409A.

    (i)         If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

    (A)         Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s separation from service, (v) the date the Participant becomes disabled, (w) the Participant’s death, (x) a specified time (or pursuant to a fixed schedule) specified in the Award Agreement at the date of the deferral of such compensation, (y) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (z) the occurrence of an unforeseeble emergency;

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    (B)         The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

    (C)         Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

    (D)         In the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms “separation from service”, “disabled”, and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

    (ii)         The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

8.     Change in Control If and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:

    (i)         Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

    (ii)         With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

9.     General Provisions.

(a)         Compliance With Legal and Other Requirements.     The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

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(b)         Limits on Transferability; Beneficiaries.   No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Company’s Bylaws, the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)         Adjustments.

    (i)         Adjustments to Awards.   In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (C) make provision for payment of cash or other property in respect of any outstanding Award, and (D) any other aspect of any Award that the Committee determines to be appropriate.

    (ii)         Adjustments in Case of Certain Corporate Transactions.   In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction).

    (iii)         Other Adjustments.   The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d)         Taxes.   The Company and any Subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

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(e)         Changes to the Plan and Awards.   The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3), and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f)         Limitation on Rights Conferred Under Plan.   Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Employee’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, or any right to attend meetings of shareholders, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Shares awarded pursuant to this Plan unless and until the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)         Unfunded Status of Awards; Creation of Trusts.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)         Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

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(i)         Payments in the Event of Forfeitures; Fractional Shares.   Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)         Governing Law.   The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k)         Non-U.S. Laws.   The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)         Plan Effective Date and Shareholder Approval; Termination of Plan.   The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Rule 16b-3 under the Exchange Act and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have terminated, or have expired.

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PROXY

THE PBSJ CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 19, 2008

The undersigned hereby appoints JOHN B. ZUMWALT III and TODD J. KENNER, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The PBSJ Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of The PBSJ Corporation to be held on Saturday, January 19, 2008, at the Hilton in the Walt Disney World Resort at 10:30 a.m. (Eastern Standard Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2, 3, 4, 5, 6, AND 7, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

(Continued and to be marked, dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

SEE REVERSE FOR VOTING INSTRUCTIONS

ÙFOLD AND DETACH HEREÚ

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on January 17, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/pbsj/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on January 17, 2008

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The PBSJ Corporation, c/o Shareholder Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please vote, date and promptly return this proxy in the enclosed postage-paid return envelope so that it is received on January 18, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

							FOR	AGAINST	ABSTAIN
PROPOSAL 1. To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.					04	William D. Pruitt	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	John B. Zumwalt III	☐	☐	☐	05	Phillip E. Searcy	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

02	Todd J. Kenner	☐	☐	☐	06	Frank A. Stasiowski	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

03	Robert J. Paulsen	☐	☐	☐	07	Wayne J. Overman	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
PROPOSAL 2. To approve amendments to Article VIII of our bylaws to revise the procedures for the issuance and sale of stock.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

	FOR	AGAINST	ABSTAIN
PROPOSAL 3. To approve amendments to Article VIII of our bylaws to revise the procedures for redemption of stock.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

	FOR	AGAINST	ABSTAIN
PROPOSAL 4. To approve amendments to Article VIII of our bylaws to remove the requirement that any amendment to Article VIII require the vote of at least 50% of shares entitled to vote thereon.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

	FOR	AGAINST	ABSTAIN
PROPOSAL 5. To approve the Amended and Restated The PBSJ Corporation 2008 Employee Stock Ownership and Direct Purchase Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6.

	FOR	AGAINST	ABSTAIN
PROPOSAL 6. To approve The PBSJ Corporation 2008 Employee Payroll Stock Purchase Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 7.

	FOR	AGAINST	ABSTAIN
PROPOSAL 7. To approve The PBSJ Corporation 2008 Employee Restricted Stock Plan.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO

DIRECTION IS GIVEN WILL BE VOTED FOR EACH NOMINEE AND EACH PROPOSAL.

Address change? Mark Box ☐ Indicate changes below:

Signature	Signature	Dated	, 200_

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.